AMENDED AND RESTATED
                                 LOAN AGREEMENT





                                  BY AND AMONG





                             FIVE STAR GROUP, INC.,



                           THE BANKS SIGNATORY HERETO



                                       AND



                        FLEET BANK, NATIONAL ASSOCIATION
              AS ADMINISTRATIVE AND COLLATERAL AGENT FOR SUCH BANKS





                                 August 18, 1997

                                                                       Page No.









                                TABLE OF CONTENTS


                                                                        Page No.


Article 1.            Definitions...........................................  1

Article 2.            Commitments; Loans; Collateral........................ 25
         Section 2.1    Loans............................................... 25
         Section 2.2    Notices Relating to Loans; Fixed Rate
                        Loans............................................... 25
         Section 2.3    Disbursement of Loan Proceeds....................... 26
         Section 2.4    Notes............................................... 27
         Section 2.5    Repayment of Principal of Loans..................... 28
         Section 2.6    Interest............................................ 28
         Section 2.7    Fees................................................ 30
         Section 2.8    Voluntary Changes in Commitment..................... 31
         Section 2.9    Use of Proceeds of Loans; Continued Existence
                        of Loans Under Prior Loan Agreement................. 32
         Section 2.10   Computations........................................ 32
         Section 2.11   Minimum Amounts of Loans and
                        Conversions......................................... 32
         Section 2.12   Time and Method of Payments......................... 32
         Section 2.13   Lending Offices..................................... 33
         Section 2.14   Several Obligations................................. 33
         Section 2.15   Guaranty............................................ 33
         Section 2.16   Security............................................ 33
         Section 2.17   Pro Rata Treatment Among Banks...................... 35
         Section 2.18   Non-Receipt of Funds by the Agent................... 35
         Section 2.19   Sharing of Payments and Set-off Among Banks......... 36
         Section 2.20   Conversions and Continuation of Loans............... 36
         Section 2.21   Additional Costs; Capital Requirements.............. 37
         Section 2.22   Limitation on Types of Loans........................ 39
         Section 2.23   Illegality.......................................... 40
         Section 2.24   Certain Conversions pursuant to Sections
                        2.21, 2.22 and 2.23................................. 40
         Section 2.25   Indemnification..................................... 41
         Section 2.26   Withholding Tax Exemption........................... 42

Article 3.            Representations and Warranties........................ 45
         Section 3.1    Organization........................................ 45
         Section 3.2    Power, Authority, Consents.......................... 46
         Section 3.3    No Violation of Law or Agreements................... 46
         Section 3.4    Due Execution, Validity, Enforceability............. 47
         Section 3.5    Properties, Priority of Liens; Security
                        Documents........................................... 47
         Section 3.6    Judgments, Actions, Proceedings..................... 47

         Section 3.7    No Defaults, Compliance With Laws................... 48
         Section 3.8    Burdensome Documents................................ 48
         Section 3.9    Financial Statements................................ 48
         Section 3.10   Tax Returns......................................... 49
         Section 3.11   Intangible Assets................................... 49
         Section 3.12   Regulation U........................................ 49
         Section 3.13   Name Changes, Mergers, Acquisitions;
                        Location of Collateral.............................  50
         Section 3.14   Full Disclosure....................................  50
         Section 3.15   Licenses and Approvals.............................  50
         Section 3.16   Labor Disputes; Collective Bargaining
                        Agreements; Employee Grievances....................  51
         Section 3.17   Condition of Assets................................  51
         Section 3.18   ERISA..............................................  51
         Section 3.19   Laws and Regulations...............................  52

Article 4.            Conditions to the Loans..............................  54
         Section 4.1    Conditions to Effectiveness........................  54
         Section 4.2    Conditions to All Loans............................  57

Article 5.            Delivery of Financial Reports,
                      Documents and Other Information......................  58
         Section 5.1    Annual Financial Statements........................  58
         Section 5.2    Quarterly and Monthly Financial
                        Statements.........................................  58
         Section 5.3    Compliance Information.............................  59
         Section 5.4    No Default Certificate.............................  59
         Section 5.5    Certificate of Accountants.........................  60
         Section 5.6    Accountants' Reports...............................  60
         Section 5.7    Copies of Documents................................  60
         Section 5.8    Notices of Defaults................................  61
         Section 5.9    ERISA Notices......................................  61
         Section 5.10   Additional Information.............................  61

Article 6.            Affirmative Covenants................................. 63
         Section 6.1    Books and Records; Accounts and
                        Reserves............................................ 63
         Section 6.2    Inspections and Audits, etc......................... 63
         Section 6.3    Maintenance and Repairs............................. 64
         Section 6.4    Continuance of Business............................. 64
         Section 6.5    Copies of Corporate Documents....................... 65
         Section 6.6    Perform Obligations................................. 65
         Section 6.7    Notice Litigation, etc.............................. 65
         Section 6.8    Insurance........................................... 66
         Section 6.9    Financial Covenants................................. 67
         Section 6.10   Notice of Certain Events............................ 68
         Section 6.11   Comply with Laws.................................... 68
         Section 6.12   Environmental Compliance............................ 68
         Section 6.13   Registration of ISI Stock........................... 68

Article 7.            Negative Covenants.................................... 70
         Section 7.1    Indebtedness........................................ 70
         Section 7.2    Liens............................................... 71
         Section 7.3    Guaranties.......................................... 72
         Section 7.4    Mergers, Acquisitions............................... 72
         Section 7.5    Redemptions: Distributions.......................... 72
         Section 7.6    Stock Issuance...................................... 73
         Section 7.7    Changes in Business; Dispositions
                        not in the Ordinary Course of Business; Sales
                        of Collateral....................................... 73
         Section 7.8    Prepayments......................................... 74
         Section 7.9    Investments......................................... 74
         Section 7.10   Fiscal Year......................................... 75
         Section 7.11   ERISA Obligations................................... 75
         Section 7.12   Amendments of Documents............................. 75
         Section 7.13   Capital Expenditures................................ 76
         Section 7.14   Rental Obligations.................................. 76
         Section 7.15   Transactions with Affiliates........................ 76
         Section 7.16   Negative Covenants as to NPDC....................... 77

Article 8.            Events Of Default..................................... 82
         Section 8.1    Payments............................................ 82
         Section 8.2    Certain Covenants................................... 82
         Section 8.3    Other Covenants..................................... 82
         Section 8.4    Other Defaults...................................... 83
         Section 8.5    Representations and Warranties...................... 83
         Section 8.6    Bankruptcy.......................................... 83
         Section 8.7    Judgments........................................... 84
         Section 8.8    ERISA............................................... 84
         Section 8.9    Liens............................................... 85
         Section 8.10   Ownership of Stock.................................. 85

Article  9.           The Agent............................................. 86
         Section 9.1    Appointment, Powers and Immunities.................. 86
         Section 9.2    Settlements as to Loan Payments..................... 86
         Section 9.3    Reliance by Agent................................... 88
         Section 9.4    Events of Default................................... 88
         Section 9.5    Rights as a Bank.................................... 88
         Section 9.6    Indemnification..................................... 89
         Section 9.7    Non-Reliance on Agent and other Banks............... 89
         Section 9.8    Failure to Act...................................... 90
         Section 9.9    Resignation or Removal of Agent..................... 90
         Section 9.10   Sharing of Collateral and Payments.................. 91
         Section 9.12   Survival............................................ 91

Article 10.           Miscellaneous Provisions.............................. 92
         Section 10.1   Fees and Expenses; Indemnity........................ 92
         Section 10.2   Taxes............................................... 93
         Section 10.3   Payments............................................ 94

         Section 10.4   Survival of Agreements and
                        Representations: Construction....................... 95
         Section 10.5   Lien on and Set-off of Deposits..................... 96
         Section 10.6   Modifications, Consents and Waivers:
                        Entire Agreement; Amendment and Restatement......... 96
         Section 10.7   Remedies Cumulative................................. 97
         Section 10.8   Further Assurances; Substitute Notes................ 97
         Section 10.9   Notices............................................. 98
         Section 10.11  Severability........................................ 99
         Section 10.12  Binding Effect; No Assignment or
                        Delegation by Borrower.............................. 99
         Section 10.13  Assignments and Participations by Banks.............100
         Section 10.14  GOVERNING LAW; CONSENT TO JURISDICTION:
                        WAIVER OF TRIAL BY JURY                             103

                       AMENDED AND RESTATED LOAN AGREEMENT

         AGREEMENT, made this ____ day of August, 1997, by and among:

         FIVE STAR GROUP, INC. a Delaware corporation (the "Borrower");

         The Banks that have executed the signature pages hereto (individually, a "Bank" and collectively, the "Banks");

         FLEET BANK, NATIONAL ASSOCIATION, a national banking association, as Administrative and Collateral Agent for the Banks (in such capacity together with its successors in such capacity, the "Agent");

                                                W I T N E S S E T H:

         WHEREAS, the Borrower, the Banks and National Westminster Bank NJ (a predecessor in interest to Fleet Bank, National Association), as Agent, entered in to a Loan Agreement dated April 29, 1993 (as heretofore amended, modified and supplemented, the "Prior Loan Agreement"); and

         WHEREAS, the Borrower, the Banks and the Agent desire to amend the Prior Loan Agreement in certain respects, including, without limitation, to provide for revolving credit loans to the Borrower in the aggregate principal sum of up to Twenty-Two Million Dollars ($22,000,000) on the terms and conditions hereinafter set forth; and

         WHEREAS, the Borrower, the Banks and the Agent desire to amend and restate the Prior Loan Agreement in its entirety;

         NOW, THEREFORE, the parties hereto hereby amend and restate the Prior Loan Agreement and agree as follows:

         1.       Definitions

         As used in this Agreement, the following terms shall have the following meanings:

         "Account" - with respect to any Person: (a) all "accounts" as defined in the Uniform Commercial Code of the State of New York, and, in addition, all of the accounts, contract rights (including its rights as an unpaid vendor, or lienor, including stoppage in transit, replevin and reclamation), instruments, documents, chattel paper, notes, drafts, warehouse receipts and general intangibles of such Person, whether secured or unsecured, and whether or not specifically assigned to the Agent or any Bank hereunder, and including any right to payment which has been earned under a contract right and all Inventory returned or reclaimed from Account Debtors and all rights to payment for goods sold or leased or services rendered; and (b) all products and proceeds (whether cash proceeds or otherwise) of the foregoing, whether now owned, held, or hereafter acquired by such Person.

         "Account Debtor" - at any time, in addition to the definition of "account debtor" as contained in the Uniform Commercial Code of the State of New York, any Person who is obligated under or on account of an Account, or any Person who is represented by the Borrower to be so obligated.

         "Additional Costs" - as defined in Section 2.21 hereof.

         "Affected Loans" - as defined in Section 2.24 hereof.

         "Affected Type" - as defined in Section 2.24 hereof.

         "Affiliate" - as to any Person, any other Person that directly or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise), provided that, in any event: (i) any Person that owns directly or indirectly 5% or more of the securities having ordinary voting power for the election of directors or other governing body of a corporation or 5% or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person; and
(ii) each director and officer of the Borrower shall be deemed to be an Affiliate of the Borrower.

         "Agent's Main Office" - the office of the Agent presently located at 51 Cragwood Road, South Plainfield, New Jersey 07080.

         "Annual Operating Cash Flow" - as at any date of determination thereof, the Operating Cash Flow of the Borrower for the immediately preceding four full fiscal quarters for which the Agent and the Banks have received financial statements in compliance with Section 5.1 or Section 5.2 hereof (or, if as at any date of determination the Agent and the Banks shall not yet have received financial statements delivered in compliance with Section 5.1 or Section 5.2 hereof, then the Operating Cash Flow of the Borrower for such immediately preceding four fiscal quarters shall be determined by the Agent in its sole judgment, based, in the Agent's discretion, on such financial information as it shall have requested and received from the Borrower).

         "Applicable Lending Office" - with respect to each Bank, with respect to each type of Loan, the Lending Office as designated for such type of Loan below its name on the signature pages hereof or such other office of such Bank or of an affiliate of such Bank as such Bank may from time to time specify to the Agent and the Borrower as the office at which its Loans of such type are to be made and maintained.

         "Applicable Margin" - with respect to any Prime Rate Loan, five-eighths of one percent (.625%), and with respect to any Fixed Rate Loan, two and one-quarter percent (2.25%).

         "Assessment Rate" - at any time, the rate (rounded upwards, if necessary, to the nearest 1/100 of l%) then charged by the Federal Deposit Insurance Corporation (or any successor) to Fleet for deposit insurance for Dollar time deposits with Fleet at the Principal Office as determined by Fleet.

         "Assignment and Acceptance" - an agreement in the form of Exhibit O hereto.

         "Borrower  Debt  Assignment  Agreement"  - as defined  in Section  2.16 hereof.

         "Borrower Debt Assignment Confirmation" - as defined in Section 2.16 hereof.

         "Borrower Pledge Agreement" - as defined in Section 2.16 hereof.

         "Borrower Pledge Agreement Confirmation" - as defined in Section 2.16 hereof.

         "Borrower Security Agreement" - as defined in Section 2.16 hereof.

         "Borrower Security Agreement Confirmation" - as defined in Section 2.16 hereof.

         "Borrowing Base" - (a) Subject to subsections (b) and (c) below, as of the date of any determination thereof, an amount equal to the sum of (i) 80% of the Borrower's Eligible Receivables, plus (ii) 50% of the Borrower's Eligible Inventory, provided that the amount under this clause (ii) shall not exceed $11,000,000 at any time;

         (b) (i) the Agent may reduce the  amounts  provided  for in  subsection
(a)(i) by the establishment of such reserves that it shall deem reasonably related to the amounts in connection with which such reserves are established for any or all of the following: (A) rebates, (B) discounts, including, without limitation, volume discounts, (C) advertising allowances, (D) contractual allowances, (E) returns, (F) credits, (G) chargebacks, (H) interest charges, service charges or other fees which are the result of an Account Debtor's failure to pay on a timely basis, (I) any taxes due to any governmental unit or taxing authority, including, without limitation, unpaid sales tax owed by the Borrower, (J) contra accounts, (K) demurrage, (L) unfavorable confirmations from Account Debtors, provided, however, that if such unfavorable confirmation arises out of or relates to a dispute between such Account Debtor and the Borrower with respect to an Account, then the amount of such reserve with respect to such Account shall not exceed the cash amount in dispute, except that the reserve may be equal to the full amount of such Account if (x) the cash amount payable under all Accounts due from such Account Debtor equals or exceeds $200,000 and twenty-five percent (25%) or more of the cash amount payable under such Account is in dispute, or (y) the cash amount payable under all Accounts due from such Account Debtor is less than $200,000 and fifty percent (50%) or more of the cash amount payable under such Account is in dispute, (M) deposits and payments on account and (N) Permitted Liens referred to in clauses (ii) and (iii) in the definition of such term herein which attach to the general assets (including the Accounts) of the Borrower.

         (ii) The Agent may reduce the amount provided for in subsection (a)(ii) by the establishment of such reserves that it shall deem appropriate, in accordance with commercial reasonableness, for any or all of the following: (A) the Borrower's due and unpaid rental obligations in respect of its warehouse facilities, (B) customs duties, (C) any taxes (excluding corporate income taxes) due to any governmental unit or taxing authority and (D) Permitted Liens referred to in clauses (ii) and (iii) in the definition of such term herein which attach to the general assets (including the Inventory) of the Borrower.

         (c) In the event Dilution shall at any time equal or exceed five (5%) percent, then the percentage set forth in subsection (a)(i) of this definition may be reduced by the Agent to the respective percentages set forth below:

                                             Percentage of
         Dilution                           Eligible Receivables

Greater than or equal
to 5% and less than 10%                           75%

Greater than or equal
to 10% and less than 15%                          70%

Greater than or equal
to 15% and less than 20%                          65%

Greater than or equal
to 20%                                            60%

         "Borrowing Base Certificate" - a certificate substantially in the form of Exhibit P annexed hereto, as such form may be modified from time to time by the Agent in its sole discretion, exercised in accordance with commercial reasonableness.

         "Borrowing Notice" - as defined in Section 2.2 hereof.

         "Business Day" - any day other than Saturday, Sunday or any other day on which commercial banks in New York City, the State of New Jersey or the Commonwealth of Massachusetts are authorized or required to close under the laws of the States of New York or New Jersey or the Commonwealth of Massachusetts, as the case may be.

         "Capital Expenditures" - for any period, the aggregate amount of all payments made or obligations incurred during such period by any Person directly or indirectly for the purpose of acquiring, constructing or maintaining fixed assets, real property or equipment that, in accordance with GAAP, would be added as a debit to the fixed asset account of such Person, including, without limitation, all amounts paid or payable during such period with respect to Capitalized Lease Obligations and interest that are required to be capitalized in accordance with GAAP, provided that payments for items customarily charged directly to expense or depreciated over a useful life of twelve months or less shall not be Capital Expenditures.

         "Capitalized Lease" - any lease the obligations to pay rent or other amounts under which constitute Capitalized Lease Obligations.

         "Capitalized Lease Obligations" - as to any Person, the obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal property which obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

         "Cash" - as to any Person, such Person's cash and cash equivalents, as defined in accordance with GAAP.

         "Code" - the Internal Revenue Code of 1986, as it may be amended from time to time.

         "Collateral" - as defined in the respective Security Documents.

         "Collateral Management Fee" - as defined in Section 2.7 hereof.

         "Commitment" - as to each Bank, the amount set forth opposite such Bank's name on the signature pages hereof opposite the caption "Commitment" as such amount is subject to adjustment in accordance with the terms hereof.

         "Commitment Fee" - as defined in Section 2.7 hereof.

         "Commitment Percentage" - as to each Bank, the percentage set forth opposite such Bank's name on the signature pages hereof opposite the caption "Commitment Percentage" as the same may be adjusted in accordance with the terms hereof.

         "Commitment Termination Date" - August 18, 2000.

         "Compliance Certificate" - a certificate executed by the president or chief financial officer of the Borrower to the effect that: (i) as of the effective date of the certificate, no Default or Event of Default under this Agreement exists or would exist after giving effect to the action intended to be taken by the Borrower as described in such certificate, including, without limitation, that the covenants set forth in Section 6.9 hereof would not be breached after giving effect to such action, together with a calculation in reasonable detail, and in form and substance reasonably satisfactory to the Majority Banks, of such compliance, and (ii) the representations and warranties contained in Article 3 hereof, in the Loan Documents and in any document or instrument delivered pursuant to or in connection with this Agreement are true and with the same effect as though such representations and warranties were made on the date of such certificate (except to the extent of changes resulting from transactions contemplated or permitted by this Agreement and the other Loan Documents and other changes, as to all such changes that singly or in the aggregate do not have a Materially Adverse Effect, and except to the extent that such representations and warranties relate expressly to an earlier date).

         "Controlled Group" - all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under
Section 414(b), 414(c) or 414(m) of the Code and Section 4001(a)(2) of ERISA.

         "Credit Period" - the period commencing on the date of this Agreement and ending on the Commitment Termination Date.

         "Current Assets" - as determined in accordance with GAAP, provided, however, that any of such assets that are subject to a pledge, lien or security interest held by any Person other than the Agent to secure payment of any Indebtedness that is not included in Current Liabilities shall be excluded from Current Assets to the extent of such Indebtedness.

         "Current Liabilities" - as determined in accordance with GAAP, and shall include, as of the date of determination thereof: (i) all Indebtedness payable on demand or maturing within one year after such date without any option on the part of the obligor to extend or renew beyond such year, (ii) final maturities, installments and prepayments of Indebtedness required to be made within one year after such date, (iii) the unpaid principal balance of the Notes due within one year after such date, and (iv) all other items (including taxes accrued as estimated and reserves for deferred income taxes) that in accordance with generally accepted accounting principles, would be included on a balance sheet as current liabilities; provided, however, that notwithstanding the foregoing, all Indebtedness of the Borrower to NPDC and any of NPDC's Affiliates shall be deemed to be Long Term Debt and not Current Liabilities.

         "Debt Instrument" - as defined in subsection 8.4(a) hereof.

         "Debt Service" - as to any Person as at any date, the sum of all payments of principal and interest on Indebtedness of such Person for borrowed money and all payments on all Capitalized Leases of such Person that were due and payable during the immediately preceding four full fiscal quarters of such Person.

         "Debt Service Coverage" - as at any date, the quotient, expressed as a percentage (which may be in excess of 100%), determined by dividing Annual Operating Cash Flow by Debt Service.

         "Default" - an event which with notice or lapse of time, or both, would constitute an Event of Default.

         "Dilution" - the amount (expressed as a percentage of all Accounts of the Borrower and computed in a manner satisfactory to the Agent) by which the Borrower's Accounts during the eighteen calendar month period immediately preceding such computation were reduced for any reason whatsoever other than cash payments received by the Borrower in respect of such Accounts.

         "Dollars" and "$" - any lawful money of the United States of America.

         "Eligible Assignee" - a commercial bank or other financial institution acceptable to the Agent and the Borrower, in the sole discretion of each, organized under the laws of the United States of America or any state and having a combined capital and surplus of at least $100,000,000, provided that any wholly-owned subsidiary of a Bank which subsidiary has at least $100,000,000 in capital and surplus and any bank or financial institution into which or with which a Bank merges or consolidates shall be deemed to be an Eligible Assignee without approval of the Agent or the Borrower.

         "Eligible Inventory" - all Inventory of the Borrower acquired in the ordinary course of business in an arm's length third party transaction consisting of finished products which (i) is not work in progress, raw materials, salesmen samples, promotional items, consignment materials, packaging materials, or obsolete or otherwise unsaleable, (ii) is valued at the lower of its cost (provided, that for purposes hereof, "cost" shall be determined in accordance with GAAP, but shall in no event include any overhead of the Borrower or any other Person allocable to such Inventory other than freight and insurance costs directly related to such Inventory and customs duties and import taxes directly related thereto) or its market value, (iii) is subject to a valid and perfected first priority security interest in favor of the Agent, except for Permitted Liens referred to in clauses (ii) and (iii) in the definition of such term herein which attach to the general assets (including the Inventory) of the Borrower, (iv) is in first class condition and saleable through normal trade channels, (v) is not subject to any Lien, claim, encumbrance, or security interest, except those in favor of the Agent and those expressly permitted under this Agreement, (vi) is Inventory to which the Borrower has title, (vii) is located at the Borrower's premises in New Jersey or Connecticut, (viii) is not returned, damaged or defective goods, (ix) is not bill and hold goods, (x) is not goods that have been repossessed by the Borrower, (xi) is covered by insurance in accordance with the terms of this Agreement and the other Loan Documents, (xii) is not a hazardous substance that could give rise to any Environmental Liability or any other substance subject to governmental control or regulation, and (xiii) has been inspected and accepted by the Borrower and has been entered into the books and records of the Borrower.

         In addition to the foregoing, in the event that the aggregate amount (valued at lower of cost or market) that would otherwise meet the criteria set forth above for consideration as Eligible Inventory of

                  (A) any one item of Inventory exceeds twenty-five percent (25%) of the aggregate amount of all Inventory at such time, then the amount of such item of Inventory shall be reduced by the amount of such excess;

                  (B) Inventory that consists of private label merchandise exceeds $1,000,000, then the amount of such Inventory shall be reduced by the amount of such excess;

                  (C) Inventory that has not been sold within one year of the purchase date thereof exceeds $250,000, then the amount of such Inventory shall be reduced by the amount of such excess;

                  (D) Inventory that the Borrower has more than a one-year supply of on hand exceeds $750,000, then the amount of such Inventory shall be reduced by the amount of such excess; and

                  (E) Inventory that has been opened or repackaged from the original vendor containers exceeds $1,000,000, then the amount of such Inventory shall be reduced by the amount of such excess.

         "Eligible Receivable(s)" - an Account which is created by the Borrower in the ordinary course of business in an arm's length third party transaction, is genuine and in all respects what it purports to be. In addition to the foregoing, an Account shall be deemed to be an Eligible Receivable only if all of the following are true:

         (a) As of the date of computation of Eligible Receivables, such Account shall not have been outstanding for more than ninety (90) days from the date of the invoice, (i) provided, however, that (A) if the Account is due, directly or indirectly, from the entity commonly known as "Rickel", then such Account shall not have been outstanding for more than sixty (60) days from the date of the invoice, and further provided that the maximum amount of Accounts due, directly or indirectly, from the entity commonly known as "Rickel" which shall be considered Eligible Receivables shall not exceed $1,000,000 in the aggregate at any time, and (B) if the Account is in respect of goods to be sold by the Account Debtor (other than the entity commonly known as "Rickel") in a new retail establishment, then, such Account shall not have been outstanding for more than two hundred seventy (270) days from the date of invoice, and further provided, that the maximum amount of Accounts beyond 90 days from the date of the invoice which shall be considered Eligible Receivables pursuant to this subsection (a)(i)(B) shall not exceed $50,000 in the aggregate at any time; and
(ii) further provided, that in the case of a "dated sale", if the terms of sale were otherwise entered into by the Borrower in respect of such invoice in the ordinary course of the Borrower's business, (A) then, as of the date of computation of Eligible Receivables, such Account shall not have been outstanding for more than one hundred fifty (150) days from the date of the invoice related to such "dated sale", (B) provided, however, that if the Account relates to the sale of "Cabot's Stain", then such Account shall not have been outstanding for more than one hundred eighty (180) days from the date of the invoice related to such "dated sale", (C) further, provided, that the maximum amount of Accounts which shall be considered Eligible Receivables pursuant to this subsection (a)(ii) shall not exceed $3,000,000 in the aggregate at any time, and of such amount, not more than $1,000,000 in the aggregate of such Accounts shall at any time consist of the Accounts referred to in subsection
(a)(ii)(B) of this definition.

         (b) The Account shall have arisen from the bona fide sale of goods or provisions of services pursuant to terms and conditions customary to the ordinary course of the Borrower's business, and which goods have not been returned or rejected or repossessed, nor has the Account Debtor refused to accept or revoked terms and provisions contained in any documents related thereto, or objected to the quality or quantity of any of such goods, and such goods or services have been delivered and finally accepted by the Account Debtor without dispute, request for adjustment, contra-offset, defense or counterclaim;

         (c) The Account is evidenced by one executed original agreement, contract, sales confirmation, physical invoice, or other acceptable document and is not evidenced by chattel paper or an instrument of any kind;

         (d) The Account arises from an Account Debtor which is located within the United States, or, if such Account arises from an Account Debtor which is not located within the United States, such Account is subject to letter of credit support from a bank acceptable to the Agent, or is covered by credit insurance acceptable to the Agent under which the Agent is named as loss payee, or is covered by such other guaranteed source of payment acceptable to the Agent;

         (e) The Account Debtor is neither the United States of America nor any state, nor any subdivision, department or agency of either thereof;

         (f) The Account is a valid, legally enforceable obligation of the Account Debtor;

         (g) The Account does not arise out of transactions with an Affiliate of the Borrower (including, without limitation, any employee of the Borrower);

         (h) The Account does not arise out of the delivery of samples or promotional or trial merchandise to customers or Account Debtors, nor does the Account arise from a guaranteed or consignment sale or any other right on the part of the Account Debtor to return the merchandise;

         (i) The Account does not arise out of the delivery of goods or services rendered to a customer or Account Debtor for or on account of credits arising out of prior sales or deliveries to such customer or Account Debtor;

         (j) The amount of the face value shown on any schedule of accounts and any invoice and statement delivered to the Agent with respect to the Account is not subject to any retainages or holdbacks of any type, is actually and absolutely owing to the Borrower, and is not contingent for any reason;

         (k) The Account is not subject to reissued credits in favor of the Account Debtor, nor is it subject to any uncredited advertising allowance;

         (l) There are no set-offs, counterclaims or disputes existing or asserted with respect to the Account, and the Borrower has not made any agreement with the Account Debtor for any deduction therefrom (including, without limitation, any agreement or arrangement to treat an Account as a contra account), except for discounts, credits or allowances allowed by the Borrower in the ordinary course of its business for prompt payment, all of which discounts, credits or allowances are reflected in the calculation of and have been deducted from the face value of the invoice related thereto and in the calculation of the Borrowing Base, provided, however, that if there are any set-offs, counterclaims or disputes relating to an Account, such Account shall be deemed to be an Eligible Receivable in an amount reduced by the cash amount in dispute or subject to such set-off or counterclaim, except that no value shall be given hereunder to any such Account if (i) the cash amount payable under all Accounts due from the Account Debtor which is the obligor of such Account equals or exceeds $200,000, and twenty-five percent (25%) or more of the cash amount payable for such Account is in dispute or subject to such set-off or counterclaim, or (ii) if the cash amount payable under all Accounts due from the Account Debtor which is the obligor of such Account is less than $200,000, and fifty percent (50%) or more of the cash amount payable for such Account is in dispute or subject to such set-off or counterclaim;

         (m) To the best of the Borrower's knowledge, and the Agent otherwise is and continues to be satisfied that, there are no facts, events, circumstances or occurrences that in any way impair the validity, collectibility or enforcement of the Account or tend to reduce the amount payable thereunder from the amount of the invoice face value shown on any schedule or accounts or on any contracts, invoices, and statements delivered to the Agent with respect thereto or the amount included in the Borrowing Base with respect thereto;

         (n) To the best of the Borrower's knowledge, the Account Debtor under such Account had the capacity to contract at the time any contract or other document giving rise to the Account was executed;

                  (o) The Account Debtor under such Account (i) is solvent, (ii) is not involved as debtor, nor any of the assets or properties of the Account Debtor involved, are whether voluntary or involuntary, in any case or proceeding under any bankruptcy, reorganization, arrangement, insolvency, adjustment of debt, dissolution, liquidation, receivership or similar law of any jurisdiction and (iii) has not made an assignment for the benefit of creditors or suspended its business activities or operations;

         (p) The Account, and any proceeds thereof, is not now, and the goods giving rise to the Account were not at the time of the sale thereof, subject to any Lien, claim, encumbrance, or security interest, except those of the Agent and those expressly permitted under this Agreement;

                  (q) The Account is one in which the Agent has a valid and perfected first priority security interest except for Permitted Liens referred to in clauses (ii) and (iii)) in the definition of such term herein which attach to the general assets (including the Accounts) of the Borrower;

         (r) To the best of the Borrower's knowledge, there are no proceedings or actions that are threatened or pending against the Account Debtor under the Account that might result in any material adverse change in such Account Debtor's financial condition;

         (s) The Account has not been assigned or pledged to any other person or placed for collection with a collection agency;

         (t) The Account does not arise out of the exchange or barter of any goods or services;

         (u) The Account does not arise from a contract that prohibits the granting of a security interest in such Account or the goods subject thereto;

         (v) The Account does not arise from progress billings under the contract providing for such Account;

         (w) The Account or the invoice related to such Account has a corresponding bill of lading or other bona fide evidence of shipment;

         (x) The Account does not arise out of transactions with the Agent or any Bank;

         (y) The Account is not an Account which had previously been determined not to be an Eligible Receivable;

         (z) The Account does not arise from any bill and hold transaction or from any memo billing;

         (aa) The Account does not arise out of a transaction in which the Account Debtor is a sales representative with which the Borrower transacts buiness;

         (bb) The Account does not arise out of a transaction in which the Account Debtor is a natural person;

         (cc) The Account does not consist of any credit balance, deposit, partial payment or overpayment by the Account Debtor;

         (dd) In addition to the foregoing, the following criteria shall be applied in determining whether certain Accounts are not to be deemed Eligible
Receivables:

         (i) in the event more than fifty percent (50%) of the face amount of Accounts due from an Account Debtor at any one time would not otherwise be Eligible Receivables, then none of the Accounts due from such Account Debtor shall be deemed Eligible Receivables; and

         (ii) in the event the aggregate face amount of Accounts that would otherwise meet the criteria set forth above for consideration as Eligible
Receivables:

         (A) due from any single Account Debtor and its Affiliates exceeds, at any time, an amount equal to fifteen percent (15%); or

         (B) due from any five Account Debtors and their respective Affiliates exceeds, at any time, an amount equal to forty percent (40%)of the aggregate face amount of all Accounts of the Borrower at such time that would otherwise meet the criteria set forth above for consideration as Eligible Receivables, then, in such event, the amount of Accounts from such Account Debtor or Account Debtors shall be reduced by the amount of such excess unless such excess has been accepted by the Majority Banks as being eligible, acting in their exclusive and uncontrolled discretion.

         "Environmental Laws and Regulations" - all environmental, health and safety laws, regulations, resolutions, and ordinances applicable to the Borrower or any other Loan Party, or any of their respective assets or properties, including, without limitation: (i) all regulations, resolutions, ordinances, decrees, and other similar documents and instruments of all courts and governmental authorities, bureaus and agencies, domestic and foreign, whether issued by environmental regulatory agencies or otherwise, and (ii) all laws, regulations, resolutions, ordinances and decrees relating to Environmental Matters.

         "Environmental Liability" - any liability under any applicable law for any release of a hazardous substance caused by the seeping, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing of hazardous wastes or other chemical substances, pollutants or contaminants into the environment, and any liability for the costs of any clean-up or other remedial action including, without limitation, costs arising out of security fencing, alternative water supplies, temporary evacuation and housing and other emergency assistance undertaken by any environmental regulatory body having jurisdiction over the Borrower or any other Loan Party to prevent or minimize any actual or threatened release by the Borrower or any other Loan Party of any hazardous wastes or other chemical substances, pollutants and contaminants into the environment that would endanger the public health or the environment.

         "Environmental Matter(s)" - a release of any toxic or hazardous waste or other chemical substance, pollutant or contaminant into the environment or the generation, treatment, storage or disposal of any toxic or hazardous wastes or other chemical substances.

         "Environmental Proceeding" - any judgment, action, proceeding or investigation pending before any court or governmental authority, bureau or agency, including, without limitation, any environmental regulatory body, with respect to or threatened against or affecting the Borrower or any other Loan Party or relating to the assets or liabilities of any of them, including, without limitation, in respect of any "facility" owned, leased or operated by any of them under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or under any state, local or municipal statute, ordinance or regulation in respect thereof, in connection with any release of any toxic or hazardous waste or other chemical substance, pollutant or contaminant into the environment, or with the generation, storage or disposal of any toxic or hazardous wastes or other chemical substances.

         "ERISA" - the Employee Retirement Income Security Act of 1974, as it may be amended from time to time, and the regulations promulgated thereunder.

         "Eurodollar Business Day" - a Business Day on which dealings in Dollar deposits are carried out in the relevant Eurodollar interbank market for determining the Fixed Base Rate.

         "Event of Default" - as defined in Article 8 hereof.

         "Examination Fee" - as defined in Section 6.2 hereof.

         "Federal Funds Rate" - for any day, the weighted average of the rates on overnight federal funds transactions with member banks of the Federal Reserve System arranged by federal funds brokers as published by the Federal Reserve Bank of New York for such day, or if such day is not a Business Day, for the next preceding Business Day (or, if such rate is not so published for any such day, the average rate charged to Fleet on such day on such transactions as reasonably determined by Fleet).

         "Fee(s)" - as defined in Section 2.7 hereof.

         "Financial Statements" - (a) with respect to the Borrower, (i) the audited Balance Sheet as at December 31, 1996, together with the Borrower's related audited Income Statement and Statement of Cash Flow for the fiscal year then ended, and (ii) the unaudited Balance Sheet as at March 31, 1997, together with the Borrower's related unaudited Income Statement and Statement of Cash Flow for the fiscal quarter then ended.

                  (b) with respect to NPDC, (i) its audited consolidated Balance Sheet as at December 31, 1996, together with the related audited consolidated Income Statement and Statement of Cash Flow for the fiscal year then ended, and
(ii) the unaudited Balance Sheet as at March 31, 1997, together with NPDC's related unaudited Income Statement and Statement of Cash Flow for the fiscal quarter then ended.

         "Fixed Base Rate" - with respect to any Fixed Rate Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/32 of 1%) as determined on the basis of the offered rates for deposits in Dollars, for a period of time comparable to such Interest Period which appears on the Telerate page 3750 as of 11:00 a.m. London time on the day that is two Eurodollar Business Days preceding the first day of such Interest Period; provided, however, if the rate described above does not appear on the Telerate system on any applicable interest determination date, the Fixed Base Rate shall be the rate (rounded upwards as described above, if necessary) for deposits in Dollars for a period substantially equal to such Interest Period on the Reuters Page "LIBO" (or such other page as may replace the LIBO Page on that service for the purpose of displaying such rates), as of 11:00 a.m. London time, on the day that is two Eurodollar Business Days prior to the beginning of such Interest Period.

         If both the Telerate and Reuters system are unavailable, then the rate for that date will be determined on the basis of the offered rates for deposits in Dollars for a period of time comparable to such Interest Period which are offered by four major banks in the London interbank market at approximately 11:00 a.m. London time, on the day that is two Eurodollar Business Days preceding the first day of such Interest Period as selected by the Agent. The principal London office of each of the four major London banks will be requested to provide a quotation of its Dollar deposit offered rate. If at least two such quotations are provided, the rate for that date will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that date will be determined on the basis of the rates quoted for loans in Dollars to leading European banks for a period of time comparable to such Interest Period offered by major banks in New York City at approximately 11:00 a.m., New York City time, on the day that is two Eurodollar Business preceding the first day of such Interest Period. In the event that the Agent is unable to obtain any such quotation as provided above, it will be deemed that the Fixed Base Rate for such Interest Period cannot be determined.

         "Fixed Rate" - for any Fixed Rate Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by the Agent to be equal to(x) the Fixed Base Rate for such Loan for such Interest Period; divided by (y) 1 minus the Reserve Requirement for such Loan for such Interest Period. The Agent shall use its best efforts to advise the Borrower of the Fixed Rate as soon as practicable after each change in the Fixed Rate; provided, however, that the failure of the Agent to so advise the Borrower on any one or more occasions shall not result in any liability of the Agent or affect the rights of the Banks or the Agent or the obligations of the Borrower hereunder.

         "Fixed Rate Loans" - Loans the interest on which is determined on the basis of rates referred to in the definition of "Fixed Base Rate" in this
Article 1.

         "Fleet"  -  Fleet  Bank,  National  Association,   a  national  banking
association, in its capacity as a Bank hereunder.

         "GAAP" - generally accepted accounting principles in the United States applied on a basis consistent with the financial statements referred to in
Section 3.9.

         "GPC" - General Physics Corporation, a Delaware corporation.

         "Guarantor" - as defined in Section 2.15 hereof.

         "Guaranty" - as defined in Section 2.15 hereof.

         "Indebtedness" - with respect to any Person, without duplication,  all:
(i) liabilities or obligations, direct and contingent, which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person at the date as of which Indebtedness is to be determined, including, without limitation, contingent liabilities that in accordance with such principles, would be set forth in a specific Dollar amount on the liability side of such balance sheet or the footnotes thereto, and Capitalized Lease Obligations of such Person; (ii) liabilities or obligations of others for which such Person is directly or indirectly liable, by way of guaranty (whether by direct guaranty, suretyship, discount, endorsement, take-or-pay agreement, agreement to purchase or advance or keep in funds or other agreement having the effect of a guaranty) or otherwise; (iii) liabilities or obligations secured by Liens on any assets of such Person, whether or not such liabilities or obligations shall have been assumed by it; and (iv) liabilities or obligations of such Person, direct or contingent, with respect to letters of credit issued for the account of such Person and bankers acceptances created for such Person.

         "Interest Period" - with respect to any Fixed Rate Loan, each period commencing on and including the date such Loan is made or converted from a Loan or Loans of another type, or the last day of the next preceding Interest Period with respect to such Loan, and ending on the same day in the first, second, third or sixth calendar month thereafter, as the Borrower may select as provided in Section 2.2 hereof, except that each such Interest Period that commences on the last Eurodollar Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Eurodollar Business Day of the appropriate subsequent calendar month. Notwithstanding the foregoing: (i) each Interest Period that would otherwise end on a day that is not a Eurodollar Business Day shall end on the next succeeding Eurodollar Business Day, except that if such next succeeding Eurodollar Business Day falls in the next succeeding calendar month, such Interest Period shall end on the next preceding Eurodollar Business Day; (ii) no more than three Interest Periods for Fixed Rate Loans shall be in effect at the same time; (iii) any Interest Period for any type of Loan shall end no later than the Commitment Termination Date; and (iv) notwithstanding clause (iii) above, no Interest Period shall have a duration of less than one month. In the event that the Borrower fails to select the duration of any Interest Period for any Loan within the time period and otherwise as provided in
Section 2.2 hereof, such Loans will be automatically converted into a Prime Rate Loan on the last day of the preceding Interest Period for such Loans.

         "Interest Rate Contracts" - interest rate swap agreements, interest rate cap agreements, interest rate collar agreements, interest rate insurance and other agreements or arrangements designed to provide protection against fluctuation in interest rates, in each case, in form and substance satisfactory to the Majority Banks and, in each case, with counter-parties satisfactory to the Majority Banks.

         "Inventory" - in addition to the definition of "inventory" as contained in the Uniform Commercial Code, all goods held by the Borrower for resale or lease or furnished or to be furnished under contracts of service, and including all goods, materials and supplies (including but not limited to incidentals, packaging materials and all other items which contribute to the finished product or to the promotion or sale thereof) used or usable in manufacturing, processing, packaging or shipping and also including raw materials, goods and work in process and finished goods, and all goods returned by or reclaimed from customers.

         "Investment" - by any Person:

                  (a) the amount paid or committed to be paid, or the value of property or services contributed or committed to be contributed, by such Person for or in connection with the acquisition by such Person of any stock, bonds, notes, debentures, partnership or other ownership interests or other securities of any other Person; and

                  (b) the amount of any advance, loan or extension of credit by such Person, to any other Person, or guaranty or other similar obligation of such Person with respect to any Indebtedness of such other Person, and (without duplication) any amount committed to be advanced, loaned, or extended by such Person to any other Person, or any amount the payment of which is committed to be assured by a guaranty or similar obligation by such Person for the benefit of, such other Person, provided that the foregoing shall exclude trade credit extended in the ordinary course of business.

         "IRS" - Internal Revenue Service or any successor agency.

         "ISI" - Interferon Sciences, Inc., a Delaware corporation.

         "Latest Balance Sheet" - as defined in subsection 3.9 hereof.

         "Leases" - leases and subleases (other than Capitalized Leases), licenses for the use of real property, easements, grants, and other rights and similar instruments under which the Borrower has the right to use real or personal property or rights of way.

         "Lien" - any mortgage, deed of trust, pledge, security interest, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing), any conditional sale or other title retention agreement, any lease in the nature of any of the foregoing, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction (other than such a financing statement in connection with a "true lease" that is not a Capitalized Lease).

         "Loan(s)" - as defined in Section 2.1 hereof. Loans of different types made or converted from Loans of other types on the same day (or of the same type but having different Interest Periods) shall be deemed to be separate Loans for all purposes of this Agreement.

         "Loan Documents" - this Agreement, the Notes, the Guaranty, the Security Documents, the Subordination Agreements, Interest Rate Contracts to which the Borrower and any Bank are parties, and all other documents executed and delivered in connection herewith or therewith, including all amendments, modifications and supplements of or to all such documents and all acknowledgments and confirmations of such documents.

         "Loan Party" - the Borrower, each Subsidiary of the Borrower, the Guarantor and any other Person (other than the Banks and the Agent) which now or hereafter executes and delivers to any Bank or the Agent any Loan Document.

         "Long Term Debt - all Indebtedness which by its terms matures more than twelve (12) months from the date as of which any determination of Long Term Debt is made.

         "MXL" - MXL Industries, Inc., a Delaware corporation.


         "MXL Subordination Agreement - as defined in Section 4.1(k) hereof.

         "Majority Banks" - at any time while no Loans are outstanding hereunder, Banks having at least 60% of the aggregate amount of the Commitments and, at any time while Loans are outstanding hereunder, Banks holding at least 60% of the outstanding aggregate principal amount of the Loans hereunder.

         "Management Fees" - for any period, all fees, emoluments or similar compensation payable by any Person in respect of services rendered in connection with the management or supervision of the management of such Person, other than salaries, bonuses and other compensation paid to any full-time executive employee in respect of such full-time employment.

         "Material Subsidiary" - each Subsidiary of NPDC which is a "Material Subsidiary" as defined in the NPDC Credit Agreement as in effect on the date hereof.

         "Materially  Adverse  Effect"  - a  materially  adverse  effect  on the
business,  condition  (financial  or  otherwise),   operations,  performance  or
properties of the Borrower, or NPDC and its Subsidiaries taken as a whole.

         "Net Income" - shall mean, with respect to any Person for any period, the aggregate income (or loss) of such Person for such period equal to net revenues and other proper income less the aggregate for such Person of any and all items that are treated as expenses under generally accepted accounting principles, and less Federal, state and local income taxes, but excluding any extraordinary gains or losses or any gains or losses from the sale or disposition of assets other than in the ordinary course of business, all computed and calculated in accordance with GAAP. Notwithstanding the foregoing, for purposes of computing the aggregate income (or loss) of the Borrower for any period in determining the Borrower's Net Income for such period, the income (or loss, as the case may be) of ISI for such period shall not be included to the extent that such income (or loss) otherwise would have been included in such computation in accordance with GAAP.

         "New Type Loan" - as defined in Section 2.24 hereof.

         "Note(s)" - as defined in Section 2.4 hereof.

         "NPDC"  -  National   Patent   Development   Corporation,   a  Delaware
corporation.

         "NPDC Borrowers" - the "Borrowers" as defined in the NPDC Credit Agreement as in effect on the date hereof.

         "NPDC Credit Agreement" - the Credit Agreement dated March 26, 1997 by and among NPDC, MXL, GPC, GP Environmental Services, Inc. and General Physics Federal Systems, Inc., as Borrowers, the banks and financial institutions signatory thereto and Fleet, as Administrative and Collateral Agent for such banks and financial institutions.

         "NPDC Subordination Agreement" - as defined in Section 4.1(j) hereof.

         "Obligations" - collectively, all of the Indebtedness, liabilities and obligations of the Borrower to the Banks and the Agent, whether now existing or hereafter arising, direct or indirect, absolute or contingent, whether or not currently contemplated, arising under the Loan Documents.

         "Operating Cash Flow" - for any period, the Net Income of any Person plus, but only to the extent such items shall have been deducted in determining such Net Income, the sum of: (i) all interest paid during such period on Indebtedness, including, without limitation, interest that is imputed in accordance with generally accepted accounting principles on Capitalized Lease Obligations that are included in Indebtedness; (ii) depreciation and amortization of assets; and (iii) federal, state and local income taxes paid or provided for during such period; plus, each decrease, if any, during such period in the account receivable of the Borrower from NPDC resulting from offsetting an account payable of the Borrower to NPDC, but only to the extent such account payable shall have been deducted in determining Net Income; and minus, but only to the extent such item shall have been included in determining such Net Income,
(i) each increase, if any, during such period in the account receivable of the Borrower from NPDC (but only to the extent such increase will not be paid by NPDC to the Borrower in cash in the ordinary course); and as to all of the foregoing, as determined in accordance with GAAP.

         "Payment Dates" - the last day of each April, July, October and January in each year.

         "Payor" - as defined in Section 2.18 hereof.

         "PBGC" - Pension Benefit Guaranty Corporation or any successor agency.

         "Permitted Liens" - as to any Person: (i) pledges or deposits by such Person under workers' compensation laws, unemployment insurance laws, social security laws, or similar legislation, or good faith deposits or security deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness for borrowed money of such Person), or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or United States Government Bonds to secure surety, appeal, performance or other similar bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent; (ii) Liens imposed by law, such as carriers', warehousemen's, materialmen's and mechanic's liens, in respect of obligations permitted under
Section 6.6(a) hereof or not overdue by more than 90 days, or Liens arising out of judgments or awards against such Person with respect to which no Event of Default under Section 8.7 exists; (iii) Liens for taxes, assessments and other governmental charges not yet subject to penalties for non-payment and Liens for taxes, assessments and other governmental charges the payment of which is being contested as permitted by Section 6.6(a) hereof; and (iv) survey exceptions, encumbrances, easements or reservations of, or rights of, others for rights of way, highways and railroad crossings, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties, or Liens incidental to the conduct of the business of such Person or to the ownership of such Person's property that were not incurred in connection with Indebtedness of such Person, all of which Liens referred to in the preceding clause (iv) do not in the aggregate materially detract from the use of the properties to which they relate in the ordinary course of business taken as a whole of such Person, and as to all the foregoing Liens referred to in the preceding clause (iv) only to the extent they do not individually or in the aggregate have a Materially Adverse Effect.

         "Person" - an individual, a corporation, a partnership, a joint venture, a trust or unincorporated organization, a joint stock company or other similar organization, a government or any political subdivision thereof, a court, or any other legal entity, whether acting in an individual, fiduciary or other capacity.

         "Plan" - at any time an employee pension benefit plan that is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and is either: (i) maintained by the Borrower or any member of the Controlled Group for employees of the Borrower, or by the Borrower for any other member of such Controlled Group, or (ii) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which the Borrower or any member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions.

         "Post-Default Rate" - a rate per annum equal to 2% above the Prime Rate as in effect from time to time plus the Applicable Margin for Prime Rate Loans.

         "Prime Rate" - the variable per annum rate of interest so designated from time to time by Fleet as its prime rate. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate being charged to any customer. Each change in any interest rate provided for herein based upon the Prime Rate resulting from a change in the Prime Rate shall take effect on the Business Day immediately succeeding such change in the Prime Rate.

         "Prime Rate Loans" - Loans that bear interest at a rate based upon the Prime Rate.

         "Principal Office" - the office of Fleet presently located at 1185 Avenue of the Americas, New York, New York 10036.

         "Purchase Money Security Interest" - as defined in subsection 7.2(c) hereof.

         "Register" - as defined in subsection 10.13(c) hereof.

         "Regulation D" - Regulation D of the Board of Governors of the Federal Reserve System, as the same may be amended or supplemented from time to time.

         "Regulatory Change" - as to any Bank or any corporation controlling such Bank, any adoption of or any change after the date of this Agreement in United States federal, state or foreign laws or regulations (including Regulation D and the laws or regulations that designate any assessment rate relating to certificates of deposit or otherwise (including the "Assessment Rate", if applicable to any Loan)) or the adoption or making after such date of any interpretations, directives or requests applying to a class of banks, including such Bank, of or under any United States federal, state or foreign laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

         "Renewal Fee" - as defined in Section 2.7 hereof.

         "Required Payment" - as defined in Section 2.18 hereof.

         "Reserve Requirement" - for any Fixed Rate Loans for any period as to which interest is payable hereunder, the average maximum rate at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during such period under Regulation D against "Eurocurrency liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by such member banks by reason of any Regulatory Change against: (i) any category of liabilities that includes deposits by reference to which the Fixed Rate for Fixed Rate Loans is to be determined as provided in the definition of "Fixed Base Rate" in this Article 1, or (ii) any category of extensions of credit or other assets that include Fixed Rate Loans.

         "Security Documents" - as defined in Section 2.16 hereof.

         "Subordination Agreements" - the MXL Subordination Agreement and the NPDC Subordination Agreement.

         "Subsidiary" - with respect to any Person, any corporation, partnership, trust (other than trusts relating to employee benefit plans), joint venture or other unincorporated organization, association or other enterprise, whether now existing or hereafter organized or acquired: (i) in the case of a corporation, of which a majority of the securities having ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) are at the time owned by such Person and/or one or more Subsidiaries of such Person, or (ii) in the case of a partnership, joint venture or other entity in which such Person is a general partner or joint venturer or of which a majority of the partnership or other ownership interests are at the time owned by such Person and/or one or more of its Subsidiaries. Unless the context otherwise requires, references in this Agreement to "Subsidiary" or "Subsidiaries" shall be deemed to be references to a Subsidiary or Subsidiaries of the Borrower.

         "Tangible Net Worth" - the sum of capital surplus, earned surplus and capital stock, minus deferred charges, intangibles and treasury stock, all as determined in accordance with GAAP; provided, however, that amounts receivable by the Borrower from NPDC, whether pursuant to bonds, notes, open account indebtedness or otherwise, shall be deemed to be intangibles for the purposes hereof, and further provided that for purposes of determining Tangible Net Worth, the stock of ISI owned by the Borrower shall not be considered to be an intangible, and for the purposes of such determination, such stock shall be deemed to have a value at all times of $1,070,000.

         "Total Commitment" - the aggregate obligation of the Banks to make Loans hereunder not exceeding Twenty-Two Million Dollars ($22,000,000.00), as the same shall and/or may be reduced pursuant to the terms hereof.

         "Unused Commitment" - as at any date, for each Bank, the difference, if any, between: (i) the amount of such Bank's Commitment as in effect on such date, and (ii) the then aggregate outstanding principal amount of all Loans made by such Bank.

         "Verification Fee" - as defined in Section 2.7 hereof.

         "Written", "in writing" - and other variations thereof shall mean any form of written communication or a communication by means of telex, telecopier, telegraph or cable.

Any accounting terms used in this Agreement that are not specifically defined herein shall have the meanings customarily given to them in accordance with generally accepted accounting principles as in effect on the date of this Agreement, except that references in Article 5 to such principles shall be deemed to refer to such principles as in effect on the date of the financial statements delivered pursuant thereto.

         2.       Commitments; Loans; Collateral

         2.1 Loans

         (a) Each Bank will, on the terms and subject to the conditions of this Agreement, make revolving credit loans (individually, a "Loan" and collectively, the "Loans") to the Borrower during the Credit Period to but excluding the Commitment Termination Date in an aggregate principal amount at any one time outstanding up to, but not exceeding, the Commitment of such Bank as then in effect; provided however, that notwithstanding the foregoing, the aggregate principal amount of Loans at any one time outstanding shall not exceed an amount equal to the lesser of (i) the Total Commitment, and (ii) the Borrowing Base as then in effect.

         (b) Subject to the terms of this Agreement, during the Credit Period to but excluding the Commitment Termination Date, the Borrower may (i) borrow, repay (provided that repayment of Fixed Rate Loans shall be subject to the provisions of Section 2.25 hereof) and reborrow Loans by means of Prime Rate Loans or Fixed Rate Loans, and (ii) convert Loans of one type into Loans of another type (as provided in Section 2.20 hereof).

         2.2 Notices Relating to Loans; Fixed Rate Loans

         (a) The Borrower shall give the Agent written notice of each borrowing, conversion of each Prime Rate Loan into a Fixed Rate Loan, continuation of an existing Fixed Rate Loan, the duration of each Interest Period applicable to each Fixed Rate Loan, and each termination or reduction of the Commitments and the Total Commitment (in each case, a "Borrowing Notice"). Each such written notice shall be irrevocable and shall be effective only if received by the
Agent:

         (i) not later than 12:00 p.m., New York City time, on the date of the related borrowing, in the case of each borrowing of Prime Rate Loans; and

         (ii) not later than 11:00 a.m., New York City time, on the date that is

         (A) in the case of each borrowing of, or conversion of a Prime Rate Loan into, a Fixed Rate Loan, the continuation of an existing Fixed Rate Loan, or the duration of an Interest Period for Fixed Rate Loans, three Eurodollar Business Days prior to the date of the related borrowing, conversion or continuation or the first day of such Interest Period; and

         (B) in the case of each termination or reduction of the Commitments and the Total Commitment, not less than three, nor more than ten, Business Days prior to the related termination or reduction.

         (b) Each such notice of borrowing, conversion, continuation, termination or reduction shall specify the amount (subject to Section 2.1 hereof) and type of Loans to be borrowed or converted, and the date of borrowing, conversion, continuation, termination or reduction (which shall be:
(x) a Business Day in the case of borrowing of Prime Rate Loans or such termination or reduction, and (y) a Eurodollar Business Day in the case of each borrowing, conversion into or continuation of a Fixed Rate Loan). Each such notice of the duration of an Interest Period shall specify the Loans to which such Interest Period is to relate.

         (c) The Agent shall notify the Banks of the content of each such Borrowing Notice promptly after its receipt thereof.

         (d) The Borrower may from time to time request that a borrowing consist of Fixed Rate Loans, that Prime Rate Loans be converted to Fixed Rate Loans, or that existing Fixed Rate Loans continue for an additional Interest Period by means of a Borrowing Notice complying with the provisions of Sections 2.2(a) and
(b) above, provided that (i) the maximum principal amount of Fixed Rate Loans outstanding shall not at any time exceed $11,000,000; (ii) the amount of each Fixed Rate Loan shall be $600,000 or an integral multiple thereof, (iii) no Fixed Rate Loan may be borrowed, no Prime Rate Loan may be converted to a Fixed Rate Loan, and no Fixed Rate Loan may be continued for an additional Interest Period, if on the proposed date of such borrowing, conversion or continuation a Default or an Event of Default exists, and (iv) the provisions of Section 2.20 shall be complied with. Any request of the Borrower to borrow Fixed Rate Loans or convert Prime Rate Loans to Fixed Rate Loans or to continue any existing Fixed Rate Loans shall be irrevocable. Any Fixed Rate Loans shall automatically convert to Prime Rate Loans on the last day of the applicable Interest Period, unless the Borrower shall have delivered a Borrowing Notice in accordance with the provisions of this Section 2.2 requesting the continuation of such Fixed Rate Loans and specifying the duration of the Interest Period with respect thereto.

         2.3 Disbursement of Loan Proceeds

         The Borrower shall request Loans by delivering to the Agent a Borrowing Notice and such schedules and assignments of Accounts and Inventory, and such supporting data, all in form and substance reasonably satisfactory to the Agent, including, without limitation, a current Borrowing Base Certificate and the information and reports required pursuant to Section 5.10 hereof. The Agent shall disburse the Loans by charging the loan account maintained by the Borrower with the Agent and by crediting the amount thereof to the Borrower's demand deposit account maintained with the Agent at the Agent's Main Office. Such Loans shall be disbursed on the Business Day specified for the borrowing of such Loans in the related Borrowing Notice if such Borrowing Notice is received by the time specified in Section 2.2(a). If such Borrowing Notice is received after the time specified in Section 2.2(a), then the amount of such Loans will be disbursed on the Business Day following the Business Day specified for borrowing in such Borrowing Notice.

         2.4 Notes

         (a) (i) The Loans made by each Bank shall be evidenced by a single promissory note of the Borrower payable to the order of each Bank in substantially the form of Exhibit A hereto (hereinafter sometimes referred to individually as a "Note" and collectively as the "Notes"). Each Note shall be dated the date of this Agreement, shall be payable to the order of a Bank in a principal amount equal to such Bank's Commitment as originally in effect, and shall otherwise be duly completed.

         (ii) The Notes shall be payable as provided in Sections 2.1 and 2.5 hereof. The Notes shall amend and restate the "Notes" executed and delivered in connection with the Prior Loan Agreement, and upon execution and delivery of the Notes pursuant hereto, the Agent shall legend the "Notes" delivered under the Prior Loan Agreement "Paid by Substitution of New Note" and shall return such "Notes" to the Borrower. The parties hereto acknowledge and agree that the "Loans" made under the Prior Loan Agreement and outstanding immediately prior to the execution and delivery of this Agreement and the Notes are not to be deemed extinguished by the execution and delivery of the Notes or this Agreement, and that such "Loans" remain outstanding as of the date hereof, and, as the terms and conditions thereof are amended and restated pursuant to this Agreement, constitute Loans under this Agreement and are evidenced by the Notes executed and delivered pursuant hereto.

         (b) Each Bank may enter on a schedule attached to its Note or in its internal records a notation with respect to each Loan made hereunder of: (i) the date and principal amount thereof, (ii) each payment and prepayment of principal thereof, (iii) the applicable interest rate and (iv) the Interest Period, if applicable. The failure of any Bank to make a notation on the schedule to its Note or in its internal records as aforesaid shall not limit or otherwise affect the obligation of the Borrower to repay the Loans in accordance with their respective terms as set forth herein.

         (c) The Agent shall render a monthly statement to the Borrower of its account, and shall use its best efforts to deliver such statement not later than fifteen (15) Business Days after the end of such month, provided, however, that the failure of the Agent to deliver such statement within such fifteen-day period shall not limit or otherwise affect the obligation of the Borrower to repay the Loans in accordance with the terms set forth herein. If the Borrower fails to object in writing to such statement within thirty (30) days after it is rendered, it shall be deemed to be an account stated and binding upon the Borrower and conclusive absent manifest error.


         2.5 Repayment of Principal of Loans

         (a) (i) All amounts delivered by the Borrower to the Agent pursuant to the requirements of Section 8 of the Borrower Security Agreement shall be delivered at the Agent's Main Office and shall be applied by the Agent to the payment of the outstanding principal balance of the Loans. Such amounts shall be deemed credited to the Loans after three (3) calendar days to allow for collection.

         (ii) The Loans shall be payable in full on the Commitment Termination Date.

         (b) The Loans: (i) shall be repaid as and when necessary to cause the aggregate principal amount of the Loans outstanding not to exceed each Bank's Commitment, as reduced pursuant to subsection 2.8(a) hereof, and (ii) shall be repaid to the Agent for the account of each Bank as and when necessary to cause the aggregate principal amount of the Loans not to exceed the lesser of (1) the Total Commitment and (2) the Borrowing Base.

         (c) All  repayments of the Loans shall be subject to the  provisions of
Section 2.25 hereof.

         2.6 Interest

         (a) The Borrower shall pay to the Agent for the account of each Bank interest on the principal amount of each Loan made by such Bank, for the period commencing on the date of such Loan until such Loan shall be paid in full, at the following rates per annum:

         (i) During such periods that such Loan is a Prime Rate Loan, the Prime Rate plus the Applicable Margin; and

         (ii) During such periods that such Loan is a Fixed Rate Loan, for each Interest Period relating thereto, the Fixed Rate for such Loan for such Interest Period plus the Applicable Margin.

         (b) Notwithstanding the foregoing, the Borrower shall pay interest on the unpaid principal amount of each Loan at the Post-Default Rate:

         (i) upon the occurrence of an event described in Section 8.1 hereof, such Post-Default Rate to be applicable from the date of such occurrence until the unpaid amount giving rise to such event described in Section 8.1 shall have been paid in full; and

         (ii) upon the demand by the Agent for payment of the Obligations as a consequence of the occurrence of an event described in Section 8.2 hereof, such Post-Default Rate to be applicable from the date of such demand until the date the Agent shall have rescinded such demand in writing or the Obligations shall have been paid in full.

In  addition  to  the  foregoing,   the  Borrower  shall  pay  interest  at  the
Post-Default Rate on any amount payable by the Borrower hereunder (other than amounts referred to in Section 8.1 hereof), that shall not be paid in full when due (whether at stated maturity, by acceleration or otherwise) for the period commencing on the due date thereof until the same is paid in full.

         (c) Except as provided in this subsection (c), accrued interest on each Prime Rate Loan shall be payable monthly in arrears on the last day of each calendar month commencing with August 31, 1997 and accrued interest on each Fixed Rate Loan shall be payable monthly in arrears on the last day of each calendar month commencing on August 31, 1997 and on the last day of each Interest Period with respect to such Fixed Rate Loan. Notwithstanding the foregoing sentence, the interest that is payable on August 31, 1997, shall not be for a one-month period, but shall be for the period commencing with the most recent interest payment date under the Prior Loan Agreement through August 31, 1997, and the interest for the period from such most recent payment date through the date hereof to be at the rate provided in the Prior Loan Agreement. Accrued interest that is payable at the Post-Default Rate shall be payable from time to time on demand of the Agent or the Majority Banks. Promptly after the establishment of any interest rate provided for herein or any change therein, the Agent will notify the Banks and the Borrower thereof, provided that the failure of the Agent to so notify the Borrower or the Banks shall not affect the obligations of the Borrower hereunder or under any of the Notes in any respect. The Agent is authorized, on any interest payment date hereunder, to charge the Borrower's loan account maintained with the Agent for such interest or to debit any demand deposit account maintained by the Borrower with the Agent for such interest.

         (d) All agreements between the Borrower, the Agent and the Banks are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the indebtedness provided for herein or evidenced by any Note or otherwise, shall the amount paid or agreed to be paid to any Bank for the use or the forbearance of the indebtedness provided for herein or evidenced by any Note exceed the maximum permissible under applicable law. As used herein, the term "applicable law" shall mean the law in effect as of the date hereof provided, however, that in the event there is a change in the law which results in a higher permissible rate of interest, then this Agreement and the Notes shall be governed by such new law as of its effective date. In this regard, it is expressly agreed that it is the intent of the Borrower, the Agent and the Banks in the execution, delivery and acceptance of this Agreement and the Notes to contract in strict compliance with the laws of the State of New York from time to time in effect. If, under or from any circumstances whatsoever, fulfillment of any provision hereof, of any Note, or of any of the other Loan Documents at the time of performance of such provision shall be due, shall involve transcending the limit of such validity prescribed by applicable law, then the obligation to be fulfilled shall automatically be reduced to the limits of such validity, and if under or from any circumstances whatsoever any Bank should ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the principal balance evidenced by the Note payable to such Bank and not to the payment of interest. This provision shall control every other provision of all agreements among the Borrower, the Agent and the Banks.

         2.7 Fees

         (a) The Borrower shall pay to the Agent for the account of each Bank, pro rata according to their respective Commitments, a commitment fee (the "Commitment Fee") on the daily average amount of such Bank's Unused Commitment, for the period from the date hereof to and including the earlier of the date such Bank's Commitment is terminated or the Commitment Termination Date, at the rate of one-quarter of one percent (1/4%) per annum. The accrued Commitment Fee shall be payable quarterly in arrears on the Payment Dates commencing on October 31, 1997 and on the earlier of the date the Commitments are terminated or the Commitment Termination Date, and, in the event the Borrower reduces the Commitments as provided in subsection 2.8(a) hereof, on the effective date of such reduction.

         (b) The Borrower shall pay to the Agent for the account of each Bank, pro rata according to their respective Commitments, a renewal fee (the "Renewal Fee") in the amount of $45,000. The Renewal Fee shall be payable as follows:

         (i) $15,000 shall be payable on the date hereof;

         (ii) $15,000 shall be payable on the first anniversary of the date of this Agreement; and

         (iii) $15,000 shall be payable on the second anniversary of the date of this Agreement.

         (c) The Borrower shall pay to the Agent the following fees for the services rendered by the Agent in its capacity as Agent hereunder:

         (i) a collateral management fee (the "Collateral Management Fee") in the amount of $24,000 per year, payable in equal monthly installments commencing on September 1, 1997 and continuing on the first day of each calendar month thereafter; and

         (ii) a verification fee (the "Verification Fee") of $18,000 per year, payable in equal monthly installments commencing on September 1, 1997 and continuing on the first day of each calendar month thereafter.

         (d) The Commitment Fee, the Renewal Fee, the Collateral Management Fee, the Verification Fee, and the Examination Fee referred to in Section 6.2 hereof are hereinafter sometimes referred to individually as a "Fee" and collectively as the "Fees".

         (e) The Agent is authorized, on any date on which any Fee is payable hereunder, to charge the Borrower's loan account maintained with the Agent for such Fee or to debit any demand deposit account maintained by the Borrower with the Agent for such Fee.

         2.8 Voluntary Changes in Commitment

         (a) The Borrower shall be entitled to terminate or reduce the Commitments and the Total Commitment provided that the Borrower shall give a Borrowing Notice as to such termination or reduction to the Banks as provided in
Section 2.2 hereof and that any partial reduction of the Commitments and the Total Commitment shall be in an aggregate amount equal to $500,000 or an integral multiple thereof. Any such termination or reduction shall be permanent and irrevocable.

         (b) All payments of Loans made in connection with a termination of Commitments and the Total Commitment shall be made together with payment of all interest accrued on the amount prepaid, but without premium or penalty except as set forth in Section 2.25 hereof.

         2.9 Use of Proceeds of Loans; Continued Existence of Loans Under Prior Loan Agreement

         The proceeds of the Loans hereunder shall be used by the Borrower solely for the working capital purposes of the Borrower. The parties hereto acknowledge and agree that the "Loans" made under the Prior Loan Agreement and outstanding immediately prior to the execution and delivery of this Agreement are not to be deemed extinguished by the execution and delivery of this Agreement, and that such "Loans" remain outstanding as of the date hereof, and, as the terms and conditions thereof are amended and restated pursuant to this Agreement, constitute Loans under this Agreement.

         2.10 Computations

         Interest on all Loans and each Fee shall be computed on the basis of a year of 360 days and actual number of days elapsed (including the first day but excluding the last) occurring in the period for which payable.

         2.11 Minimum Amounts of Loans and Conversions

         Except for requests for a particular type of Loans or conversions that exhaust the full remaining amount of the Commitments or result in the conversion of all Loans of a particular type (in the case of conversions) or conversions made pursuant to Section 2.21, Section 2.22 or Section 2.23 hereof, each request for a particular type of Loan or each conversion of Loans of one type into Loans of another type shall be in an amount at least equal to $300,000 in the case of Prime Rate Loans and $600,000 in the case of Fixed Rate Loans or an integral multiple thereof.

         2.12 Time and Method of Payments

         Subject to the provisions of subsection 2.5(b) hereof with respect to the payment of the Loans, all payments of principal, interest, Fees and other amounts (including indemnities) payable by the Borrower hereunder shall be made in Dollars, in immediately available funds, by wire transfer or otherwise, to the Agent, at the Agent's Main Office, not later than 11:00 a.m., New York City time, on the date on which such payment shall become due (and the Agent or any Bank for whose account any such payment is to be made may, but shall not be obligated to, debit the amount of any such payment of principal, interest or Fees that is not made by such time to any ordinary deposit account of the Borrower with the Agent or such Bank, as the case may be). The Agent is authorized, on any date on which any payment is due hereunder, to charge the Borrower's loan account maintained with the Agent for such payment whereupon such charge shall be deemed to be a Loan hereunder. Additional provisions relating to payments are set forth in Section 10.3 hereof. Each payment received by the Agent hereunder for the account of a Bank shall be paid to such Bank, in like funds, for the account of such Bank's Applicable Lending Office in accordance with the provisions of Section 9.2 hereof, or such other arrangements as the Agent and the Banks shall agree to (provided, however, that if such other arrangements change the requirements to which the Borrower is subject pursuant hereto, the Agent shall give to the Borrower written notice of such change).

         2.13 Lending Offices

         The Loans made by each Bank shall be made and maintained at such Bank's Applicable Lending Office for Loans.

         2.14 Several Obligations

         The failure of any Bank to make any Loan to be made by it on the date specified therefor shall not relieve the other Banks of their respective obligations to make their Loans on such date, but no Bank shall be responsible for the failure of the other Banks to make Loans to be made by such other Banks.

         2.15 Guaranty

         The due payment and performance of the Obligations shall be guaranteed to the Banks and the Agent by NPDC (hereinafter sometimes referred to as the "Guarantor"), by the execution and delivery to the Agent, simultaneously with the execution and delivery of this Agreement, by the Guarantor of a Guaranty in form and substance satisfactory to the Agent (hereinafter referred to as the "Guaranty").

         2.16 Security

         (a) In order to secure the due payment and performance by the Borrower of the Obligations, the Borrower has heretofore:

         (i) Granted to the Agent for the ratable benefit of the Banks a first lien on and security interest in all of the Borrower's personal properties and assets, whether now owned or hereafter acquired, tangible and intangible, by the execution and delivery to the Agent of a Security Agreement, dated as of April 29, 1993 (the "Borrower Security Agreement");

         (ii) Granted to the Agent for the ratable benefit of the Banks a security interest in and first lien on, and pledged with and assigned to the Agent, all of the Borrower's right, title and interest in and to the promissory note from NPDC to the order of the Borrower in the principal amount of $10,794,000 (which promissory note is being amended and restated concurrently herewith) and certain other debt instruments of NPDC, by the execution and delivery to the Agent of a Bond and Note Assignment Agreement dated as of April 29, 1993 (the "Borrower Debt Assignment Agreement");

         (iii) Granted to the Agent, for the ratable benefit of the Banks, a first lien on and pledged with the Agent for the ratable benefit of the Banks, all of the issued and outstanding shares of ISI owned by the Borrower, by the execution and delivery to the Agent of a Pledge Agreement dated as of April 29, 1993 (the "Borrower Pledge Agreement").

         (b) The Borrower acknowledges and confirms that any term used in the Borrower Security Agreement, the Borrower Debt Assignment Agreement and the Borrower Pledge Agreement to refer to the Borrower's Indebtedness, liabilities and obligations to the Banks and the Agent, includes, without limitation, the Obligations and that all of the collateral security provided for in each such Agreement secures the Borrower's full payment and performance of the Obligations. The Borrower further acknowledges and confirms that each of the Borrower Security Agreement, the Borrower Debt Assignment Agreement and the Borrower Pledge Agreement are in full force and effect in accordance with their terms, except that the shares of GPC have heretofore been released from the security interest granted by the Borrower Pledge Agreement.

         (c) The Borrower shall execute and deliver or cause to be executed and delivered such other agreements, instruments and documents as the Agent may reasonably require in order to effect the purposes of the Borrower Security Agreement, the Borrower Debt Assignment Agreement, the Borrower Pledge Agreement, this Section 2.16 and this Agreement, including, without limitation, an Acknowledgment, Confirmation and Amendment of Borrower Security Agreement, in form and substance satisfactory to the Agent, pursuant to which the Borrower acknowledges and confirms the Liens granted under the Borrower Security Agreement (the "Borrower Security Agreement Confirmation"), an Acknowledgment, Confirmation and Amendment of Borrower Debt Assignment Agreement, in form and substance satisfactory to the Agent, pursuant to which the Borrower acknowledges and confirms the Liens granted under the Borrower Debt Assignment Agreement (the "Borrower Debt Assignment Confirmation") and an Acknowledgment, Confirmation and Amendment of Borrower Pledge Agreement, in form and substance satisfactory to the Agent, pursuant to which the Borrower acknowledges and confirms the Liens granted under the Borrower Pledge Agreement (the "Borrower Pledge Agreement Confirmation").

         (d) All of the agreements, instruments and documents provided for or referred to in this Section 2.16 are hereinafter sometimes referred to collectively as the "Security Documents".

         2.17 Pro Rata Treatment Among Banks

         Except as otherwise provided herein: (i) each borrowing from the Banks under Section 2.1 hereof will be made from the Banks and each payment of each Fee (other than the Collateral Management Fee, the Verification Fee, and the Examination Fee payable to Fleet alone) shall be made for the account of the Banks pro rata according to their respective Commitment Percentages; (ii) each conversion of Loans of a particular type under Sections 2.2 and 2.20 hereof (other than conversions provided for by Sections 2.21, 2.22 or 2.23 hereof) will be made pro rata among the Banks holding Loans of such type according to the respective principal amounts of such Loans held by such Banks; (iii) each payment and prepayment of principal of or interest on Loans of a particular type will be made to the Agent for the account of the Banks holding Loans of such type pro rata in accordance with the respective unpaid principal amounts of such Loans held by such Banks; (iv) each partial reduction of the Total Commitment shall be applied to the Commitments of the Banks pro rata and according to each Bank's respective Commitment; and (v) Interest Periods for Loans of a particular type shall be allocated among the Banks holding Loans of such type pro rata according to the respective principal amounts of such Loans held by such Banks.

         2.18 Non-Receipt of Funds by the Agent

         Subject to the provisions of Section 9.2 hereof, and without limiting any of the other rights and remedies of the Agent and the Banks hereunder, unless the Agent shall have been notified by a Bank or the Borrower (the "Payor") prior to the date on which such Bank is to make payment to the Agent of the proceeds of a Loan to be made by it hereunder or the Borrower is to make a payment to the Agent for the account of one or more of the Banks, as the case may be (such payment being herein called the "Required Payment"), which notice shall be effective upon receipt, that the Payor does not intend to make the Required Payment to the Agent, the Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient on such date and, if the Payor has not in fact made the Required Payment to the Agent, the recipient of such payment shall, on demand, repay to the Agent the amount made available to it together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to the Federal Funds Rate for such day (when the recipient is a Bank) or equal to the Federal Funds Rate for the first three Business Days after receipt and thereafter the rate of interest applicable to such Loan (when the recipient is a Borrower).

         2.19 Sharing of Payments and Set-off Among Banks

         The Borrower hereby agrees that, in addition to (and without limitation of) any right of set-off, banker's lien or counterclaim a Bank may otherwise have, the Agent and each Bank shall be entitled, at its option, to offset balances held by it at any of its offices against any principal of or interest on any of the Loans and/or Obligations hereunder, or any Fee payable to it, that is not paid when due (regardless of whether such balances are then due to the Borrower), in which case it shall promptly notify the Borrower and (in the case of offset by a Bank) the Agent thereof, provided that its failure to give such notice shall not affect the validity thereof. Except after the occurrence and during the continuance of any Event of Default, the Agent and the Banks shall be permitted to exercise such rights of offset only against principal, interest and Fees not paid when due. If a Bank shall effect payment of any principal of or interest on Loans and/or such other Obligations held by it under this Agreement through the exercise of any right of set-off, banker's lien, counterclaim or similar right, it shall promptly purchase from the other Banks participations in the Loans and/or such other Obligations held by the other Banks in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all the Banks shall share the benefit of such payment pro rata in accordance with the unpaid principal and interest on the Loans and/or such other Obligations held by each of them. To such end all the Banks shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored. The Borrower agrees that any Bank so purchasing a participation in the Loans and/or such other Obligations held by the other Banks may exercise all rights of set-off, banker's lien, counterclaim or similar rights with respect to such participation as fully as if such Bank were a direct holder of Loans and/or such other Obligations in the amount of such participation. Nothing contained herein shall require any Bank to exercise any such right or shall affect the right of any Bank to exercise and retain the benefits of exercising any such right with respect to any other indebtedness or obligation of the Borrower.

         2.20 Conversions and Continuation of Loans

         The Borrower shall have the right to convert Loans of one type into Loans of another type, or to continue Fixed Rate Loans, from time to time, provided that: (i) Borrower shall give the Agent notice of each such conversion as provided in Section 2.2 hereof; (ii) Fixed Rate Loans may be converted only on the last day of an Interest Period for such Loans; and (iii) no Prime Rate Loan may be converted into a Fixed Rate Loan, and no Fixed Rate Loan may be continued for an additional Interest Period, if on the proposed date of conversion or continuation a Default or an Event of Default exists. The Agent shall use its best efforts to notify the Borrower of the effectiveness of such conversion, and the new interest rate to which the converted or continued Loans are subject, as soon as practicable after the conversion or continuation; provided, however, that any failure to give such notice shall not result in any liability of the Agent or affect the Borrower's Obligations, or the Agent's or the Banks' rights and remedies, hereunder in any way whatsoever.

         2.21 Additional Costs; Capital Requirements

         (a) In the event that after the date of this Agreement any change in or adoption of any law or regulation, guideline or interpretation thereof by any court or administrative or governmental authority charged with the administration thereof, or compliance by any Bank or any corporation controlling such Bank with any new or changed request or directive (whether or not having the force of law) of any such authority shall impose, modify or deem applicable or result in the application of, any capital maintenance, capital ratio or similar requirement against commitments made by any Bank hereunder or the Obligations of the Borrower, and the result of any event referred to above is to
(i) impose upon any Bank or any corporation controlling such Bank or increase any capital requirement applicable as a result of the making or maintenance of, such Bank's Commitment or the Obligations of the Borrower hereunder (which imposition of capital requirements may be determined by each Bank's reasonable allocation of the aggregate of such capital increases or impositions), or (ii) reduce the rate of return on such Bank's capital or the capital of any corporation controlling such Bank to a level below that which it could have achieved but for such adoption, change, request or directive, then, upon demand made by such Bank as promptly as practicable after it obtains knowledge that such law, regulation, guideline, interpretation, request or directive exists and determines to make such demand, the Borrower shall immediately pay to such Bank from time to time as specified by such Bank additional commitment fees which shall be sufficient to compensate such Bank or any corporation controlling such Bank for such imposition of or increase in capital requirements or reduced rate of return together with interest on each such amount from the date demanded until payment in full thereof, such interest, for the first thirty (30) days after the date of such demand, to be at the rate applicable to Prime Rate Loans hereunder, and, from and after the thirty-first (31st) day after such demand, at the Post-Default Rate. A certificate setting forth in reasonable detail the amount necessary to compensate such Bank or any corporation controlling such Bank as a result of an imposition of or increase in capital requirements or reduced rate of return submitted by such Bank to the Borrower shall be conclusive, absent manifest error, as to the amount thereof. For purposes of this Section 2.21, in calculating the amount necessary to compensate any Bank or any corporation controlling such Bank for any imposition of or increase in capital requirements or reduced rate of return, such Bank shall allocate such amount among its customers similarly situated to the Borrower in good faith and on an equitable basis.

         (b) In the event that any Regulatory Change shall: (i) change the basis of taxation of any amounts payable to any Bank under this Agreement or the Notes in respect of any Loans or other Obligations (other than taxes imposed on the overall net income of such Bank for any such Loans by the United States of America or the jurisdiction in which such Bank has its principal office or Applicable Lending Office); or (ii) impose or modify any reserve, Federal Deposit Insurance Corporation premium or assessment, special deposit or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Bank (including any of such Loans or any deposits referred to in the definition of "Fixed Base Rate" in Article 1 hereof); or (iii) impose any other conditions affecting this Agreement in respect of Loans (or any of such extensions of credit, assets, deposits or liabilities); and the result of any event referred to in clause (i), (ii) or
(iii) above shall be to increase such Bank's costs of making or maintaining any Loans or its Commitment, or to reduce any amount receivable by such Bank hereunder in respect of any of its Loans or its Commitment (such increases in costs and reductions in amounts receivable are hereinafter referred to as "Additional Costs") then, upon demand made by such Bank as promptly as practicable after it obtains knowledge that such a Regulatory Change exists and determines to make such demand (a copy of which demand shall be delivered to the Agent), the Borrower shall pay to such Bank from time to time as specified by such Bank, additional commitment fees or other amounts which shall be sufficient to compensate such Bank for such increased cost or reduction in amounts receivable by such Bank from the date of such change, together with interest on each such amount from the date demanded until payment in full thereof, such interest, for the first thirty (30) days after the date of such demand, to be at the rate applicable to Prime Rate Loans hereunder, and, from and after the thirty-first (31st) day after such demand, at the Post-Default Rate.

         (c) Without  limiting the effect of the  foregoing  provisions  of this
Section 2.21, in the event that, by reason of any Regulatory Change, any Bank either: (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Bank which includes deposits by reference to which the interest rate on Fixed Rate Loans is determined as provided in this Agreement or a category of extensions of credit or other assets of such Bank which includes Fixed Rate Loans, or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets that it may hold, then, if such Bank so elects by notice to the Borrower (with a copy to the Agent), the obligation of such Bank to make, and to convert Loans of any other type into, Loans of such type hereunder shall be suspended until the date such Regulatory Change ceases to be in effect (and all Loans of such type then outstanding shall be converted into Prime Rate Loans or into Fixed Rate Loans of another duration, as the case may be, in accordance with Section 2.24 hereof).

         (d) Determinations by any Bank for purposes of this Section 2.21 of the effect of any Regulatory Change on its costs of making or maintaining Loans or on amounts receivable by it in respect of Loans, and of the additional amounts required to compensate such Bank in respect of any Additional Costs, shall be set forth in writing in reasonable detail and shall be conclusive, absent manifest error.

         (e) In the event that any Bank demands compensation under this Section 2.21, then (without limiting or reducing the obligations of the Borrower under this Section 2.21), such Bank shall take reasonable steps to mitigate the circumstances resulting in such demand, provided, that such Bank shall not be required to take any such steps if, in its opinion, such steps (i) would be inconsistent with the Bank's internal policies, (ii) would or might have an adverse effect upon the Bank's business, operations or financial condition or
(iii) would result in any cost, liability or expense to the Bank.

         (f) The provisions of this Section 2.21 shall survive any termination of this Agreement.

         2.22 Limitation on Types of Loans

         A nything herein to the contrary notwithstanding, if, on or prior to the determination of an interest rate for any Fixed Rate Loans for any Interest Period therefor, any Bank determines (which determination shall be conclusive):

         (a) by reason of any event affecting the money markets in the United States of America or the Eurodollar interbank market, quotations of interest rates for the relevant deposits are not being provided to it in the relevant amounts or for the relevant maturities for purposes of determining the rate of interest for such Loans under this Agreement; or

         (b) the rates of interest referred to in the definition of "Fixed Base Rate" in Article 1 hereof upon the basis of which the rate of interest on any Fixed Rate Loans for such period is determined, do not accurately reflect the cost to such Bank of making or maintaining such Loans for such period, then such Bank promptly shall notify the Agent which shall give the Borrower and each other Bank prompt notice thereof (and shall thereafter give the Borrower and each Bank prompt notice of the cessation, if any, of such condition), and so long as such condition remains in effect, the Banks shall be under no obligation to make Loans of such type or to convert Loans of any other type into Loans of such type and the Borrower shall, on the last day(s) of the then current Interest Period(s) for the outstanding Loans of the affected type either repay such Loans in accordance with Section 2.5 hereof or convert such Loans into Loans of another type in accordance with Section 2.20 hereof.

         2.23 Illegality

         (a) Notwithstanding any other provision in this Agreement, in the event that it becomes unlawful for any Bank or its Applicable Lending Office to: (i) honor its obligation to make Fixed Rate Loans hereunder, or (ii) maintain Fixed Rate Loans hereunder, then such Bank shall promptly notify the Borrower thereof (with a copy to the Agent), describing such illegality in reasonable detail (and shall thereafter promptly notify the Borrower and the Agent of the cessation, if any, of such illegality), and such Bank's obligation to make or maintain Fixed Rate Loans and to convert other types of Loans into Fixed Rate Loans hereunder shall, upon written notice given by such Bank to the Borrower, be suspended until such time as such Bank may again make and maintain Fixed Rate Loans and such Bank's outstanding Fixed Rate Loans shall be converted into Prime Rate Loans in accordance with Sections 2.20 and 2.24 hereof.

         2.24  Certain  Conversions  pursuant  to Sections  2.21,  2.22 and 2.23


         If the Loans of any Bank of a particular type (Loans of such type are hereinafter referred to as "Affected Loans" and such type is hereinafter referred to as the "Affected Type") are to be converted pursuant to Section 2.21, Section 2.22 or Section 2.23 hereof, such Bank's Affected Loans shall be converted into Prime Rate Loans, or Fixed Rate Loans of another type, as the case may be (the "New Type Loans") on the last day(s) of the then current
Interest Period(s) for the Affected Loans (or, in the case of a conversion required by Section 2.21 or Section 2.23 hereof, on such earlier date as such Bank may specify to the Borrower with a copy to the Agent) and, until such Bank gives notice as provided below that the circumstances specified in Section 2.21,
Section 2.22 or Section 2.23 hereof that gave rise to such conversion no longer exist:

         (a) to the extent that such Bank's Affected Loans have been so converted, all payments and prepayments of principal that would otherwise be applied to such Affected Loans shall be applied instead to its New Type Loans;

         (b) all Loans that would otherwise be made or maintained by such Bank as Loans of the Affected Type shall be made or maintained instead as New Type Loans and all Loans of such Bank that would otherwise be converted into Loans of the Affected Type shall be converted instead into (or shall remain as) New Type Loans; and

         (c) if Loans of any of the Banks other than such Bank that are the same type as the Affected Type are subsequently converted into Loans of another type (which type is other than New Type Loans), then such Bank's New Type Loans shall be automatically converted on the conversion date into Loans of such other type to the extent necessary so that, after giving effect thereto, all Loans held by such Bank and the Banks whose Loans are so converted are held pro rata (as to principal amounts, types and, to the extent applicable, Interest Periods) in accordance with their respective Commitments.

         2.25 Indemnification

         (a) The Borrower shall pay to the Agent for the account of each Bank, upon the request of such Bank through the Agent, a yield maintenance fee upon:

         (i) any payment or repayment or conversion of a Fixed Rate Loan held by such Bank on a date other than the last day of an Interest Period for such Fixed Rate Loan; or

         (ii) any failure by the Borrower to borrow a Fixed Rate Loan held by such Bank on the date for such borrowing specified in the relevant Borrowing Notice under Section 2.2 hereof.

Such yield maintenance fee shall be computed as follows. The current rate for United States Treasury securities (bills on a discounted basis shall be converted to a bond equivalent) with a maturity date closest to the maturity date of the applicable Interest Period as to which the repayment is made or the Fixed Rate Loan is failed to be borrowed, shall be subtracted from the "cost of funds" component of the Fixed Rate in effect at the time of repayment or failure to borrow. If the result is zero or a negative number, there shall be no yield maintenance fee. If the result is a positive number, then the resulting percentage shall be multiplied by the amount of the principal balance being prepaid or failed to be borrowed. The resulting amount shall be divided by 360 and multiplied by the number of days remaining in the applicable Interest Period. Said amount shall be reduced to present value calculated by using the number of days remaining in the applicable Interest Period and using the above-referenced United States Treasury security rate and the number of days remaining in the applicable Interest period. The resulting amount shall be the yield maintenance fee due to the Agent for the account of the Banks upon repayment of a Fixed Rate Loan on a date other than the last day of an Interest Period for such Fixed Rate Loan or any failure of the Borrower to borrow a Fixed Rate Loan on the date for such borrowing specified in the relevant Borrowing Notice under Section 2.2 hereof.

                  (b) If by reason of an Event of Default, the Obligations are declared to be immediately due and payable, then any yield maintenance fee with respect to the Fixed Rate Loans shall become due and payable in the same manner as though the Borrower had repaid such Fixed Rate Loans.

         (c) For the purposes hereof, the term "cost of funds" means the per annum rate of interest which a Bank is required to pay, or is offering to pay, for wholesale liabilities having a term equal to the Interest Period of the Fixed Rate Loan repaid or failed to be borrowed, adjusted for reserve requirements and such other requirements as may be imposed by federal, state or local governmental and regulatory agencies, as determined, in the case of Fleet, by the Fleet Treasury Group, and in the case of any other Bank, as determined by such Bank.

         (d) The determination by each Bank of the amount of any yield maintenance fee due to such Bank, when set forth in a written notice to the Borrower, containing such Bank's calculation thereof in reasonable detail, shall be presumed correct, in the absence of manifest error.

         2.26 Withholding Tax Exemption

         Each of the Agent, any Bank or Eligible Assignee that is a Non-U.S. Person (as defined below) and that is, or becomes, a party hereto hereby represents and warrants that, as of the date it becomes a party to this Agreement, payments made to it hereunder are exempt from withholding of U.S. Federal income taxes (i) because such payments are effectively connected with a United States trade or business conducted by such Non-U.S. Person or (ii) pursuant to the terms of an income tax treaty between the United States and such Non-U.S. Person's country of residence. Each of the Agent and any Bank or Eligible Assignee that is not incorporated or otherwise formed under the laws of the United States of America or a state thereof (a "Non-U.S. Person") agrees that, on or prior to the date of this Agreement or, if later, the date it becomes a party to this Agreement, it will deliver to the Agent and the Borrower two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, or any successor applicable form (a "Form 1001 or 4224"), as the case may be, certifying in each case that such Bank, the Agent or Eligible Assignee is entitled to receive payments payable to it hereunder without deduction or withholding of any United States Federal income taxes. Each of the Agent, or any Bank or Eligible Assignee that delivers to the Borrower and the Agent two copies of Form 1001 or 4224 pursuant to the immediately preceding sentence further undertakes to deliver to the Borrower and the Agent further copies of such Form 1001 or 4224, as the case may be, or other manner of certification reasonably satisfactory to the Borrower and the Agent, on or before the date that any such form expires or becomes obsolete or on the occurrence of any event requiring a change in the most recent form or certification previously delivered by it to the Borrower or the Agent, and such extensions or renewals thereof as may reasonably be requested by the Borrower or the Agent, certifying that such Agent, Bank or Eligible Assignee, as the case may be, is entitled to receive payments hereunder without deduction or withholding of any United States Federal income taxes, or, to the extent applicable following a Regulatory Change, subject to a reduced rate thereof. Notwithstanding the foregoing provisions of
Section 2.26, if on or prior to the date on which any delivery of such Form 1001 or 4224 providing for a complete exemption from withholding of any United States Federal income taxes ("Complete Exemption Forms"), as the case may be, would otherwise be required, there has occurred any Regulatory Change that renders all such Complete Exemption Forms inapplicable or ineffective for the Agent, such Bank or Eligible Assignee, as the case may be, or which would prevent any of them from duly completing and delivering any such Complete Exemption Form or certification with respect to it, the Agent, or such Bank or Eligible Assignee, as the case may be, shall advise the Borrower that it shall be subject to withholding of United States Federal income tax at the full statutory rate or at a reduced rate thereof (whichever is applicable). Each Non-U.S. Person shall have an obligation under this paragraph to furnish a Complete Exemption Form to the Borrower and the Agent until a Regulatory Change occurs which would render such form inapplicable or ineffective or prevent such Non-U.S. Person from providing any such form. Notwithstanding any provision of this Agreement to the contrary, the Borrower shall have no obligation to pay any Taxes or to indemnify any Bank, the Agent or any Eligible Assignee for such Taxes pursuant to this Agreement to the extent that such Taxes result from (i) the failure of any Bank, Agent, or Eligible Assignee to comply with its obligations pursuant to this paragraph or (ii) any representation made in the first sentence of this paragraph or on Form 1001 or 4224 or successor applicable form or certification by any Bank, the Agent, or Eligible Assignee incurring such Taxes proving to have been incorrect, false or misleading in any material respect when so made or deemed to be made.

         3. Representations and Warranties

         The Borrower hereby represents and warrants to the Banks and the Agent that:

         3.1 Organization

         (a) Each of the Borrower and the Guarantor and each other Loan Party is duly organized and validly existing under the laws of its state of organization and has the power to own its assets and to transact the business in which it is presently engaged and in which it proposes to be engaged. Exhibit B hereto accurately and completely lists as of the date hereof, (i) as to each of the Borrower and the Guarantor and each other Loan Party the state of incorporation or organization of each such entity, and the type of legal entity that each of them is, (ii) as to the Borrower and ISI, the classes and number of authorized and outstanding shares of capital stock of each such corporation, and (as to the Borrower) the owners of such outstanding shares of capital stock, and (as to
ISI), the number of shares owned by the Borrower, and (iii) as to the Borrower, the Guarantor and each other Loan Party, the business in which each of such entities is engaged. All of the foregoing shares or other equity interests that are issued and outstanding on the date hereof have been duly and validly issued and are fully paid and non-assessable, and are owned by the Persons referred to on Exhibit B, on the date hereof free and clear of any Lien except as otherwise provided for herein. Except as set forth on Exhibit B, on the date hereof there are no outstanding warrants, options, contracts or commitments of any kind entitling any Person to purchase or otherwise acquire any shares of capital stock or other equity interests of the Borrower nor are there outstanding any securities that are convertible into or exchangeable for any shares of capital stock or other equity interests of the Borrower. Except as set forth on Exhibit B, on the date hereof the Borrower has no Subsidiary nor is it engaged in any joint venture or partnership with any other Person.

         (b) Except as set forth on Exhibit B, each of the Borrower and each other Loan Party is in good standing in its state of organization and in each state in which it is qualified to do business. There are no jurisdictions other than as set forth on Exhibit B hereto in which the character of the properties owned or proposed to be owned by the Borrower or any other Loan Party or in which the transaction of the business of the Borrower or any other Loan Party as now conducted or as proposed to be conducted requires or will require the Borrower or any other Loan Party to qualify to do business and as to which failure so to qualify could have a Materially Adverse Effect.

         3.2 Power, Authority, Consents

         The Borrower and each other Loan Party has the power to execute, deliver and perform the Loan Documents to be executed by it. The Borrower has the power to borrow hereunder and has taken all necessary corporate action to authorize the borrowing hereunder on the terms and conditions of this Agreement. The Borrower and each other Loan Party has taken all necessary action, corporate or otherwise, to authorize the execution, delivery and performance of the Loan Documents to be executed by it. No consent or approval of any Person (including, without limitation, any stockholder of any corporate Loan Party), no consent or approval of any landlord or mortgagee, no waiver of any Lien or right of distraint or other similar right and no consent, license, certificate of need, approval, authorization or declaration of any governmental authority, bureau or agency, is or will be required in connection with the execution, delivery or performance by the Borrower or any other Loan Party, or the validity, enforcement or priority, of the Loan Documents or any Lien created and granted thereunder, except (a) as set forth on Exhibit C hereto, each of which either has been duly and validly obtained on or prior to the date hereof and is now in full force and effect, or is designated on Exhibit C as waived by the Majority Banks, (b) the filing by the Agent of UCC-1 financing statements and/or amendments to UCC-1 financing statements, and (c) consents under any agreement, bond, note or indenture referred to in Section 3.3 hereof, the failure of which to be obtained would not create (with or without the giving of notice or lapse of time, or both), a default under or breach of such agreement, bond, note or indenture that would individually or in the aggregate have a Materially Adverse Effect.

         3.3 No Violation of Law or Agreements

         The execution and delivery by the Borrower and each other Loan Party of each Loan Document to which it is a party and performance by it hereunder and thereunder, will not violate any provision of law and will not, except as set forth on Exhibit C hereto, conflict, in any material respect, with or result in a breach of any order, writ, injunction, ordinance, resolution, decree, or other similar document or instrument of any court or governmental authority, bureau or agency, domestic or foreign, and will not conflict with any certificate of incorporation or by-laws of the Borrower or any other Loan Party, or create (with or without the giving of notice or lapse of time, or both) a default under or breach of any agreement, bond, note or indenture to which the Borrower or any other Loan Party is a party, or by which any of them is bound or any of their respective properties or assets is affected, that would individually or in the aggregate have a Materially Adverse Effect, or result in the imposition of any Lien of any nature whatsoever upon any of the properties or assets owned by or used in connection with the business of the Borrower or any other Loan Party, except for the Liens created and granted pursuant to the Security Documents.

         3.4 Due Execution, Validity, Enforceability

         This Agreement and each other Loan Document to which any Loan Party is a party has been duly executed and delivered by the Loan Party that is a party thereto and each constitutes the valid and legally binding obligation of the Borrower or such other Loan Party that is a party thereto, enforceable in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws, now or hereafter in effect, relating to or affecting the enforcement of creditors' rights generally and except that the remedy of specific performance and other equitable remedies are subject to judicial discretion.

         3.5 Properties, Priority of Liens; Security Documents

         (a) All of the properties and assets covered by any Security Document and owned by the Borrower are owned by the Borrower, free and clear of any Lien of any nature whatsoever, except as provided for in the Security Documents, and as permitted by Section 7.2 hereof. The Liens that have been created and granted by the Security Documents and acknowledged and confirmed herein, constitute valid perfected first Liens on the properties and assets covered by the Security Documents, subject to no prior or equal Lien except as permitted by Section 7.2 hereof.

         (b) All of the representations and warranties contained in the Security Documents are true and with same effect as though made on the date hereof (including, without limitation, such representations and warranties as to the location of Collateral, locations of the Borrower's offices and trade names used by the Borrower), except that the shares of GPC have been released from the security interest granted by the Borrower Pledge Agreement.

         3.6 Judgments, Actions, Proceedings

         Except as set forth on Exhibit E hereto, there are no outstanding judgments, actions or proceedings, including, without limitation, any Environmental Proceeding, pending before any court or governmental authority, bureau or agency, with respect to or, to the best of the Borrower's knowledge, threatened against or affecting the Borrower or any Subsidiary or any other Loan Party, that (a) could reasonably be expected to have a Materially Adverse Effect, (b) question the validity of this Agreement or any of the other Loan Documents or (c) purport to materially adversely affect any transaction contemplated by the Loan Documents, nor, to the best of the Borrower's knowledge, is there any reasonable basis for the institution of any such action or proceeding that is probable of assertion, nor are there any such actions or proceedings in which the Borrower or any other Loan Party is a plaintiff or complainant.

         3.7 No Defaults, Compliance With Laws

         Except as set forth on Exhibit F hereto, neither the Borrower nor any other Loan Party is in default under any agreement, ordinance, resolution, decree, bond, note, indenture, order or judgment to which it is a party or by which it is bound, or any other agreement or other instrument by which any of the properties or assets owned by it or used in the conduct of its business is affected, which default could have a Materially Adverse Effect or a materially adverse effect on the ability of the Borrower or any other Loan Party to perform its obligations under the Loan Documents to which it is a party. The Borrower and the Guarantor have complied and are in compliance in all respects with all applicable laws, ordinances and regulations, resolutions, ordinances, decrees and other similar documents and instruments of all courts and governmental authorities, bureaus and agencies, domestic and foreign, including, without limitation, all applicable Environmental Laws and Regulations, non-compliance with which could reasonably be expected to have a Materially Adverse Effect or a materially adverse effect on the on the ability of the Borrower or the Guarantor to perform its obligations under the Loan Documents to which it is a party.

         3.8 Burdensome Documents

         Except as set forth on Exhibit G hereto, neither the Borrower nor any of the other Loan Parties is a party to or bound by, nor are any of the properties or assets owned by the Borrower or any other Loan Party used in the conduct of their respective businesses affected by, any agreement, ordinance, resolution, decree, bond, note, indenture, order or judgment, including, without limitation, any of the foregoing relating to any Environmental Matter, that has or is expected in the future to have a Materially Adverse Effect.

         3.9 Financial Statements

         Each of the Financial Statements is correct and complete in all material respects and presents fairly the consolidated financial position of the Borrower and the Guarantor as at its date and the results of operations for the period then ended, subject to year-end audit adjustments in the case of interim financial statements, and has been prepared in accordance with generally accepted accounting principles. Neither the Borrower nor the Guarantor, nor any other entity to which any of the Financial Statements relates, has any material obligation, liability or commitment, direct or contingent (including, without limitation, any Environmental Liability), that is not reflected in the Financial Statements and that could have a Materially Adverse Effect. There has been no material adverse change in the financial position or operations of the Borrower or the Guarantor since the date of the latest balance sheet included in the Financial Statements (the "Latest Balance Sheet"). The Borrower's fiscal year is the twelve-month period ending on December 31 in each year.

         3.10 Tax Returns

                  Each of the Borrower and the Guarantor has filed or caused to be filed all federal, state and local tax returns required to be filed by it and has not failed to pay any taxes, or interest and penalties relating thereto, on or before the due dates thereof or any lawful extensions, except those taxes being contested in good faith and by appropriate proceedings diligently pursued, and as to which adequate reserves relating thereto have been established. Except to the extent that proper reserves therefor are reflected in the Financial
Statements: (i) there are no material federal, state or local tax liabilities of the Borrower or the Guarantor due or to become due for any tax year ended on or prior to the date of the Latest Balance Sheet relating to such entity, whether incurred in respect of or measured by the income of such entity, that are not properly reflected in the Latest Balance Sheet relating to such entity, and (ii) there are no material claims pending or, to the knowledge of the Borrower, proposed or threatened against the Borrower or the Guarantor for past federal, state or local taxes.

         3.11 Intangible Assets

         Each of the Borrower and the Guarantor possesses all patents, trademarks, service marks, trade names, and copyrights, and rights with respect to the foregoing, necessary to conduct its business as now conducted, without any known conflict with the patents, trademarks, service marks, trade names, and copyrights and rights with respect to the foregoing, of any other Person, and each of such patents, trademarks, service marks, trade names, copyrights and rights with respect thereto, together with any pending applications therefor, which are material to the conduct of their respective businesses, are listed on Exhibit H hereto.

         3.12 Regulation U

         No part of the proceeds received by the Borrower from the Loans will be used directly or indirectly for: (a) any purpose other than as set forth in
Section 2.9 hereof, or (b) the purpose of purchasing or carrying, or for payment in full or in part of Indebtedness that was incurred for the purposes of purchasing or carrying, any "margin stock", as such term is defined in ss.221.3 of Regulation U of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter II, Part 221.

         3.13 Name Changes, Mergers, Acquisitions; Location of Collateral


         (a) Except as set forth on Exhibit I hereto, neither the Borrower nor any other Loan Party that is granting Liens on its assets (other than shares of stock) pursuant to any Security Document has within the six-year period immediately preceding the date of this Agreement changed its name, been the surviving entity of a merger or consolidation, or acquired all or substantially all of the assets of any Person.

         (b) Except as set forth on Exhibit I hereto, no Collateral constituting personal property having an aggregate fair market value in excess of $50,000 covered by the Security Documents has, at any time during the four-month period immediately preceding the date hereof, been located anywhere other than at its location on the date hereof.

         3.14 Full Disclosure

         None of the Financial Statements, nor any certificate, opinion, or any other statement made or furnished in writing to the Agent or any Bank by or on behalf of the Borrower or any other Loan Party in connection with this Agreement or the transactions contemplated herein, contains any untrue statement of a material fact, or omits to state a material fact necessary in order to make the statements contained therein or herein not misleading, as of the date such statement was made. There is no fact known to the Borrower that has, or would in the now foreseeable future have, a Materially Adverse Effect, which fact has not been set forth herein, in the Financial Statements or any certificate, opinion or other written statement so made or furnished to the Agent or the Banks other than industry-wide factors or factors which affect the economy in general.

         3.15 Licenses and Approvals

         The Borrower and the Guarantor have all necessary licenses, permits and governmental authorizations, which are material to their respective operations, financial condition and properties, including, without limitation, licenses, permits and authorizations relating to Environmental Matters, to own and operate its properties and to carry on its business as now conducted.

         3.16  Labor  Disputes;   Collective  Bargaining  Agreements;   Employee
Grievances

         Except as set forth on Exhibit J hereto: (a) on the date hereof, there are no collective bargaining agreements or other labor contracts covering the Borrower; (b) no such collective bargaining agreement or other labor contract will expire during the term of this Agreement; (c) to the best of the Borrower's knowledge, no union or other labor organization is seeking to organize, or to be recognized as bargaining representative for, a bargaining unit of employees of the Borrower which would have a Materially Adverse Effect; (d) to the best of the Borrower's knowledge, there is no pending or threatened strike, work stoppage, unfair labor practice claim or charge, arbitration or other labor dispute against or affecting the Borrower or its employees which would have a Materially Adverse Effect; (e) there has not been, during the five (5) year period prior to the date hereof, a strike, work stoppage, unfair labor practice claim or charge, arbitration or other material labor dispute against or affecting the Borrower or any of its employees; and (f) there are no actions, suits, charges, demands, claims, counterclaims or proceedings pending or, to the best of the Borrower's knowledge, threatened against the Borrower, by or on behalf of, or with, its employees, other than employee grievances arising in the ordinary course of business, which would have a Materially Adverse Effect.

         3.17 Condition of Assets

         All of the assets and properties of the Borrower that are reasonably necessary for the operation of its business, are in good working condition, ordinary wear and tear excepted, and are able to serve the function for which they are currently being used.

         3.18 ERISA

         (a) The Borrower currently has Plans listed on Exhibit K hereto, the application of ERISA to which could give rise to direct or contingent liabilities of the Borrower to the PBGC, the Department of Labor or the IRS.

         (b) Each of the Plans is operated and administered in all material respects in accordance with applicable laws including, but not limited to, all material applicable provisions of ERISA and the Code, and the Borrower has made all requisite premium payments to the PBGC.

         (c) Except as described in Exhibit K hereto, no "Reportable Event", as defined in Title IV of ERISA, that is subject to the 30-day notice requirement of Section 4043(b) of ERISA in respect of any of the Plans has occurred. The Borrower has not received any notice from the PBGC that any of the Plans is being involuntarily terminated or from the Secretary of the Treasury that any partial or full termination of any of the Plans has occurred and no event shall have occurred, and there shall exist as of the date hereof no condition or set of circumstances that present a material risk of the involuntary termination of any of the Plans.

         (d) No unpaid or contingent liability to the PBGC has been or is expected to be incurred, directly or indirectly, by the Borrower (other than for payment of PBGC premiums in the ordinary course). No event has occurred and there exists no condition or set of circumstances that presents a material risk of the termination or partial termination of any Plan that could result, directly or indirectly, in a liability on the part of the Borrower to the PBGC.

         (e) No "prohibited  transaction"  as defined in Section 406 of ERISA or
Section 4975 of the Code has occurred with respect to any of the Plans which would subject the Borrower to any material liability.

         (f) The Borrower has made all required contributions under the Plans for all periods through and including December 31, 1996, or adequate accruals therefor have been provided for in the Financial Statements. No "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, has occurred with respect to any of the Plans.

         (g) Except as described in Exhibit K hereto, the actuarial value of vested benefits required to be funded by the Borrower, or with respect to which the Borrower is liable under the Plans, did not as of the last valuation date, which in the case of any individual Plan was not earlier than December 31, 1996, exceed the actuarial value of the assets of the Plans allocable to such vested and non-vested benefits.

         (h) The Borrower is not a participating employer in any Plan under which more than one employer makes contributions as described in Section 4063 and 4064 of ERISA or a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

         (i) (i) All references to the Borrower in this Section 3.18 or in any other Section of this Agreement relating to ERISA shall be deemed to refer to the Borrower and all other entities that are part of a Controlled Group.

         3.19 Laws and Regulations

         Neither the Borrower nor any Loan Party is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding company" or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" within the meaning of the Public Utility Holding Company Act of 1935, as amended. Neither the Borrower nor any other Loan Party is subject to regulation under any federal, state or foreign statute or regulation limiting its ability to incur or pay the obligations under this Agreement

         Article 4. Conditions to the Loans

         4.1 Conditions to Effectiveness

         The effectiveness of this Agreement shall be subject to the fulfillment (to the satisfaction of the Agent) of the following conditions precedent:

         (a) The Borrower shall have executed and delivered to the Agent the Notes.

         (b) The Borrower shall have executed and delivered to the Agent such amendments of, or acknowledgments with respect to, the Security Documents as the Agent shall require, including, without limitation, the Borrower Security Agreement Confirmation, the Borrower Debt Assignment Confirmation (together with the amended and restated promissory note of NPDC covered thereby made payable to the order of the Borrower and duly endorsed by the Borrower to the order of the Agent), and the Borrower Pledge Agreement Confirmation, all in form and substance satisfactory to the Agent, in order to confirm and preserve the Agent's security interest in the Collateral.

         (c) The Borrower shall have:

         (i) executed and delivered to the Agent appropriate Uniform Commercial Code financing statements and amendments thereto in order to enable the Agent to perfect and preserve its security interest in the Collateral which can be perfected by filing of such financing statements;

         (ii) if required by the Majority Banks, delivered to the Agent acknowledgment copies thereof evidencing such filings;

         (iii) delivered to the Agent: (A) copies of, or certificates of the brokers with respect to, policies of insurance owned by the Borrower covering or in any manner relating to the Collateral together with endorsements thereto that comply with the terms of the Borrower Security Agreement and are otherwise in form and substance satisfactory to the Majority Banks, naming the Agent in its capacity as such, as additional insured and loss payee as its interests may appear; and (B) evidence of the Borrower's liability insurance policies; and

         (iv) otherwise duly complied with all of the terms and conditions of the Security Documents.

         (d) NPDC shall have executed and delivered to the Agent its Guaranty;

         (e) Lawrence Gordon, Esq., general counsel to the Borrower and the Guarantor, and Duane, Morris & Heckscher LLP, special counsel to the Borrower and the Guarantor, shall have delivered their opinions to the Agent, in form and substance satisfactory to the Majority Banks, with such reliance on such opinions of special counsel in jurisdictions other than New York as shall be attached thereto as are satisfactory in form and substance to the Majority Banks.

         (f) (i) The Borrower shall have paid the Banks and the Agent all Fees then due in accordance with the terms hereof.

         (ii) The Borrower shall have paid the Banks and the Agent the "Facility Fee" (as defined in the Prior Loan Agreement) accrued through the date hereof.

         (g) The Agent and the Banks shall have received true and complete copies of the following, each certified as such in a certificate executed by the president or vice president of the Borrower: (i) The Financial Statements;

         (ii)  The  leases   pertaining  to  Borrower's   leased  facilities  in
Connecticut and New Jersey; and

         (iii) Any and all agreements between the Borrower and any cooperative buying service or other similar organization, including, without limitation, United Paint Sundry Distributors of America, Inc.

         (h) The Agent shall have received copies of the following:

         (i) All of the consents, approvals and waivers referred to on Exhibit C hereto (except only those which, as stated on Exhibit C, shall not be delivered), all landlord waivers of distraint or similar instruments of waiver or subordination with respect to all leased locations where inventory Collateral is located, to the extent required by the Majority Banks;

         (ii) The certificates of incorporation of the Borrower and the Guarantor, certified by the Secretary of State of their respective states of incorporation;

         (iii) The by-laws of the Borrower and the Guarantor, certified by their respective secretaries;

         (iv) All corporate action taken by the Borrower and the Guarantor to authorize the execution, delivery and performance of each of the Loan Documents to which it is a party and the transactions contemplated thereby, certified by their respective secretaries;

         (v) Good standing certificates as of dates not more than twenty (20) days prior to the date of this Agreement, with respect to each of the Borrower and the Guarantor from the Secretary of State of their respective states of incorporation and each state in which each of them is qualified to do business; and

         (vi) An incumbency certificate (with specimen signatures) with respect to the Borrower and the Guarantor.

         (i) The Agent shall have received UCC, tax lien and judgment searches in all locations referred to in the Borrower Security Agreement as chief executive offices of the Borrower or locations of the Borrower's inventory.

         (j) The Borrower and NPDC shall have executed and delivered a Subordination Agreement in form and substance satisfactory to the Agent and the Banks (the "NPDC Subordination Agreement") providing for the subordination of all obligations of the Borrower to NPDC to the Obligations.

         (k) The Borrower and MXL shall have executed and delivered a Subordination Agreement in form and substance satisfactory to the Agent and the Banks (the "MXL Subordination Agreement") providing for the subordination of all obligations of the Borrower to MXL to the Obligations.

         (l) (i) The Borrower shall have complied and shall then be in compliance with all of the terms, covenants and conditions of this Agreement;

         (ii) After giving effect to the outstanding principal balance of the Loans on the date hereof, there shall exist no Default or Event of Default hereunder; and

         (iii) The representations and warranties contained in Article 3 hereof shall be true and correct on the date hereof;

and the Agent shall have received a Compliance Certificate dated the date hereof certifying, inter alia, that the conditions set forth in this subsection 4.1(l) are satisfied on such date.

         (m)  All  legal  matters   incident  to  the  initial  Loans  shall  be
satisfactory to counsel to the Agent and counsel to each Bank.




         4.2 Conditions to All Loans

         In addition to the other conditions to the making of Loans set forth in this Agreement, the obligation of each Bank to make each Loan shall be subject to the fulfillment (to the satisfaction of the Agent) of the following conditions precedent:

         (a) All representations and warranties contained herein and in the other Loan Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of the making of each such Loan and after giving effect thereto (except to the extent of changes resulting from transactions contemplated or permitted by this Agreement and the other Loan Documents and other changes, as to all such changes that singly or in the aggregate do not have a Materially Adverse Effect, and except to the extent that such representations and warranties relate expressly to an earlier date); and

         (b) No Default or Event of Default shall exist on and as of the date of the making of such Loan or would exist after giving effect thereto.

         Article  5.  Delivery  of  Financial   Reports,   Documents  and  Other
Information.

         While the Commitments are outstanding, and, in the event any Loan remains outstanding, so long as the Borrower is indebted to the Banks or the Agent and until payment in full of the Notes and full and complete performance of all of its other obligations arising hereunder, the Borrower shall deliver to each Bank and the Agent:

         5.1 Annual Financial Statements

         (a) Annually, as soon as available, but in any event within one hundred five (105) days after the last day of each of its fiscal years, a consolidated and consolidating balance sheet of the Borrower and NPDC as at such last day of the fiscal year, and the related consolidated and consolidating statements of income and retained earnings and statements of cash flow of such parties, for such fiscal year, each prepared in accordance with GAAP, in reasonable detail, and, as to the consolidated statements, certified without qualification by KPMG Peat Marwick or another firm of independent certified public accountants satisfactory to the Agent and the Majority Banks, or certified, as to the consolidating statements, by the chief financial officer of the Borrower, as fairly presenting the financial position and the results of operations of the Borrower and the Subsidiaries and of NPDC as at and for the year ending on its date and as having been prepared in accordance with GAAP.

         (b) As to NPDC and ISI, as soon as available, but in any event within one hundred five (105) days after the last day of each of the respective fiscal years, true and correct copies of their Annual Report on Form 10-K for such fiscal year as filed with the Securities and Exchange Commission.

         5.2 Quarterly and Monthly Financial Statements

         (a) (i) As soon as available, but in any event within forty-five (45) days after the end of the Borrower's first three fiscal quarterly periods in each fiscal year, a consolidated and consolidating balance sheet of the Borrower as of the last day of such quarter, and the related consolidated and consolidating statements of income and retained earnings and statements of cash flow of the Borrower, for such quarter, and on a comparative basis with figures for the corresponding period of the immediately preceding fiscal year, all in reasonable detail; and

         (ii) as soon as available, but in any event within thirty (30) days after the end of each calendar month, a balance sheet of the Borrower as of the last day of such month, and related statements of income and retained earnings of the Borrower for such month, and on a comparative basis with figures for the corresponding period of the immediately preceding fiscal year, all in reasonable detail;

each such statement to be certified in a certificate of the president or chief financial officer of the Borrower as accurately presenting in all material respects the financial position and the results of operations of the Borrower as at its date and for such quarter, or month, as the case may be, and as having been prepared in accordance with generally accepted accounting principles consistently applied (subject to year-end audit adjustments).

         (b) As to each of NPDC and ISI, as soon as available, but in any event within forty-five (45) days after the end of its first three fiscal quarterly periods in each fiscal year, true and correct copies of its Quarterly Reports on Form 10-Q for each quarterly period as filed with the Securities and Exchange Commission.

         5.3 Compliance Information

         Promptly after a written request therefor, such other financial data or information evidencing compliance with the requirements of this Agreement, the Notes and the other Loan Documents, as any Bank may reasonably request from time to time.

         5.4 No Default Certificate

         At the same time as it delivers the financial statements required under the provisions of Sections 5.1 and 5.2(a)(i) hereof, a certificate of the president or chief financial officer of the Borrower to the effect that, to the best of such officer's knowledge, after due inquiry, (a) the representations and warranties contained in Article 3 hereof, in the other Loan Documents and in any document or instrument delivered pursuant to or in connection with this Agreement are true and with the same effect as though such representations and warranties were made on the date of such certificate (except to the extent of changes resulting from transactions contemplated or permitted by this Agreement and the other Loan Documents and other changes, as to all such changes that singly or in the aggregate do not have a Materially Adverse Effect, and except to the extent that such representations and warranties relate expressly to an earlier date) and (b) no Default or Event of Default hereunder and no default which could have a Materially Adverse Effect under any other agreement to which the Borrower is a party or by which it is bound, or by which, to the best knowledge of the Borrower, any of its properties or assets, taken as a whole, may be materially affected, and no event which, with the giving of notice or the lapse of time, or both, would constitute such an Event of Default or default, exists, or, if such cannot be so certified, specifying in reasonable detail the exceptions, if any, to such statement. Such certificate shall be accompanied by a detailed calculation indicating compliance with the covenants contained in Sections 6.9 and 7.1, 7.2, 7.3, 7.5, 7.8, 7.9, 7.13 and 7.14 hereof and (if applicable) reconciliations to reflect changes in GAAP after the date of the Latest Balance Sheet.

         5.5 Certificate of Accountants

         At the same time as it delivers the certified financial statements required under the provisions of Section 5.1 hereof, a certificate of the independent certified public accountants of the Borrower to the effect that in making the examination necessary to said certification, they have obtained no knowledge that the Borrower failed to comply with the terms, covenants, provisions or conditions of Article 6 or Article 7 hereof insofar as such Articles relate to accounting matters or, if such accountants shall have obtained knowledge of such failure, they shall disclose the failure in such statement.

         5.6 Accountants' Reports

         Promptly upon receipt thereof, copies of all other reports submitted to the Borrower by its independent accountants in connection with any annual or interim audit or review of the books of the Borrower made by such accountants, including, without limitation, the annual management letter, if any such management letter is submitted to the Borrower.

         5.7 Copies of Documents

         Promptly upon their becoming available, copies of any of the following:
(i) financial statements, projections, non-routine reports, notices (other than routine correspondence), requests for waivers and proxy statements, in each case, delivered by the Borrower or NPDC to any lending institution other than the Banks with which the Borrower or NPDC has a lending relationship; (ii) correspondence or notices received by the Borrower or NPDC from any federal, state or local governmental authority that regulates the operations of the Borrower, NPDC or ISI relating to an actual or threatened change or development that would be materially adverse to the Borrower, NPDC or ISI, (iii) registration statements and any amendments and supplements thereto, and any regular, periodic or special reports, if any, filed by the Borrower, NPDC or ISI with any securities exchange or with the Securities and Exchange Commission or any governmental authority succeeding to any or all of the functions of the said Commission; (iv) letters of comment or correspondence sent to the Borrower, NPDC or ISI by any such securities exchange or such Commission in relation to the Borrower, NPDC or ISI and its affairs; (v) written reports submitted to the Borrower or NPDC by its independent accountants in connection with any annual or interim audit of the books of the Borrower or NPDC made by such accountants; and
(vi) any appraisals received by the Borrower with respect to the properties or assets of the Borrower.

         5.8 Notices of Defaults

         Promptly, notice of the occurrence of any Default or Event of Default, or any event that would constitute or cause a Materially Adverse Effect.

         5.9 ERISA Notices

         (a) Concurrently with such filing, a copy of each Form 5500 that is filed with respect to each Plan with the IRS; and

         (b) Promptly, upon their becoming available, copies of: (i) all correspondence with the PBGC, the Secretary of Labor or any representative of the IRS with respect to any Plan, relating to an actual or threatened change or development that would cause a Materially Adverse Effect; (ii) copies of all actuarial valuations received by the Borrower with respect to any Plan; and
(iii) copies of any notices of Plan termination filed by any Plan Administrator (as those terms are used in ERISA) with the PBGC and of any notices from the PBGC to the Borrower with respect to the intent of the PBGC to institute involuntary termination proceedings.

         5.10 Additional Information

         Such other information regarding the business, affairs and condition of the Borrower, NPDC and ISI as the Agent may from time to time reasonably request, including, without limitation, the following, to the extent requested by the Agent, each of which shall be certified as true and correct to the best of his knowledge by the chief financial officer of the Borrower to the extent such certification is required by the Agent, and each of which shall be on forms supplied by the Agent, or otherwise reasonably satisfactory in form and substance to the Agent:

         (a) assignments of Accounts showing the name and address of Account Debtors, the date of shipments of Inventory to such Account Debtors, and dated copies of the invoices or sales registers therefor and copies of cash receipts;

         (b) aging schedules of Accounts along with records showing the individual invoices owing by each Account Debtor or aging summary of Accounts with Account Debtor statements, to be submitted within 15 days after the end of each calendar month, such agings and summaries to include, without limitation
(i) aging summaries in descending order of dollar amount and in alphabetical order of Account Debtors; and (ii) specific information in such detail as the Agent shall reasonably require as to "dated sales" and as to sales to Account Debtors for resale in new retail establishments;

         (c) promptly upon their occurrences, reports and records of merchandise returns or disputes, discounts, advertising allowances, contra-offsets or any other offsets, volume discounts, rebate arrangements, sales of samples, "bill and hold" transactions, and any other factor which would dilute the value or the amount of any Account;

         (d) reconciliation between general ledger, and detailed aging of Accounts to be submitted on a monthly basis within five (5) days after the end of each calendar month;

         (e) (i) weekly, as soon as available but in any event not later than Tuesday of the immediately succeeding week, Inventory reports showing the amount of Inventory in stock, broken down by supplier, and the location and cost thereof and any transaction or occurrence which may reduce the value thereof, and (ii) monthly, as soon as available but in any event within twenty (20) days after the end of each calendar month, a schedule of finished goods (including any resale items) included in Inventory;

         (f) a Borrowing Base Certificate:

         (i) together with each request for a Loan;

         (ii) weekly, as soon as available, but in any event not later than Tuesday of the immediately succeeding week; and

         (iii) (monthly, as soon as available, but in any event within two (2) Business Days after the end of each calendar month; and

         (g) monthly, as soon as available, but in any event not later than five
(5) Business Days after the end of each calendar month, a report setting forth the market value of the stock of ISI covered by the Borrower Pledge Agreement as of the end of such calendar month.

         Article 6. Affirmative Covenants

         While the Commitments are outstanding, and, in the event any Loan remains outstanding, so long as the Borrower is indebted to the Banks or the Agent, and until payment in full of the Notes and full and complete performance of all of its other obligations arising hereunder, the Borrower shall and shall cause NPDC to:

         6.1 Books and Records; Accounts and Reserves

         Keep true and accurate books of record and account in which full, true and correct entries shall be made in accordance with GAAP of all dealings or transactions in relation to its business and activities, and maintain duplicate books and records, which may be retained in electronic form or on other data processing media and which shall be updated not less frequently than monthly, at an alternate off-site location (in a fire-proof facility), and maintain adequate accounts and reserves for all taxes (including income taxes), depreciation, depletion, obsolescence and amortization of its properties, contingencies, and other reserves.

         6.2 Inspections and Audits, etc.

         (a) Permit the Banks to make or cause to be made (and, after the occurrence of and during the continuance of an Event of Default, at the Borrower's expense) inspections and examinations of any books, records and papers of the Borrower and NPDC and to make extracts therefrom and copies thereof, or to make inspections and examinations of any properties and facilities of the Borrower and NPDC on reasonable notice, at all such reasonable times and as often as the Majority Banks or the Agent may reasonably require, in order to assure that the Borrower is and will be in compliance with its obligations under the Loan Documents or to evaluate the Banks' investment in the then outstanding Notes.

         (b) Permit the Banks to conduct or cause to be conducted at any time and from time to time, upon the reasonable request of the Majority Banks or the Agent, with prior notice and during normal business hours, audits and examinations with respect to the Accounts and the Inventory to verify whether or not the information delivered in accordance with Section 5.10 is accurate and complete in all material respects based upon a review by such auditors of the Accounts and the Inventory (including verification with respect to the amount, aging, identity and credit of the respective Account Debtors and the billing practices of the Borrower, such verification to include, at the Agent's sole option and discretion, the mailing of customer confirmations, and such other methods of verification as the Agent shall deem appropriate). All such audits and examinations shall be conducted by the Agent or its designee and made at the expense of the Borrower; provided, that the Borrower shall bear the expense up to a maximum aggregate amount of $10,000 per year payable to the Agent of no more than three audits during any twelve month period at intervals of approximately 120 days (excluding audits after the occurrence of and during the continuance of a Default or Event of Default which shall in each case be at the expense of the Borrower). The cost of the audits and examinations provided for herein is referred to herein as the "Examination Fee".

         (c) Permit (and the Borrower hereby authorizes) the Banks to communicate directly with the Borrower's independent certified public accountants and authorizes such accountants to disclose to the Banks any and all financial statements and other supporting financial documents and schedules including copies of any management letter with respect to the business, financial condition and other affairs of the Borrower. At the request of the Agent or the Majority Banks, the Borrower shall deliver a letter addressed to such accountants instructing them to comply with the provisions of this Section 6.2(c).

         6.3 Maintenance and Repairs

         Maintain in reasonably good repair, working order and condition, subject to normal wear and tear, all material properties and assets from time to time owned by it and used in or necessary for the operation of its business, and make all reasonable repairs, replacements, additions and improvements thereto, but only as in the judgment of the Borrower may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times, provided, that nothing in this Section 6.3 shall prevent either of the Borrower or NPDC from discontinuing the operation and maintenance of any of its properties and disposing of same if such discontinuance, or discontinuance and disposition, is, in the judgment of the Borrower or NPDC, desirable in the conduct of its or their business and all such discontinuances, or discontinuances and dispositions, do not in the aggregate have a Materially Adverse Effect.

         6.4 Continuance of Business

         Do, or cause to be done, all things reasonably necessary to preserve and keep in full force and effect its corporate existence and all permits, rights (including, without limitation, rights in respect of patents and trademarks) and privileges necessary for the proper conduct of its business, except if no Materially Adverse Effect results from such loss, and continue to engage in the same or related lines of business.


         6.5 Copies of Corporate Documents

         Subject to the prohibitions set forth in Section 7.12 hereof, promptly deliver to the Agent copies of any amendments or modifications to its and NPDC's certificate of incorporation and by-laws, certified with respect to the certificate of incorporation by the Secretary of State of its state of incorporation and, with respect to the by-laws, by the secretary or assistant secretary of such corporation.

         6.6 Perform Obligations

         (a) Pay and discharge all of its obligations and liabilities for all taxes, assessments and governmental charges upon its income and properties when due and all claims for labor, materials or supplies that if unpaid might become a Lien or charge upon any of its income or properties when due, unless and to the extent only that such obligations, liabilities, taxes, assessments and governmental charges and claims shall be contested in good faith and by appropriate proceedings and that, to the extent required by GAAP, proper and adequate book reserves relating thereto are established by the Borrower or NPDC, as the case may be, and then only to the extent that a bond is filed in cases where the filing of a bond is necessary to avoid the creation of a Lien against any of its properties.

         (b) Comply in all material respects with all agreements and instruments by which it or any of its properties may be bound except for such noncompliance that would not singly or in the aggregate have a Materially Adverse Effect.

         6.7 Notice Litigation, etc.

         (a) Promptly notify the Banks in writing of any litigation, legal proceeding or dispute, other than disputes in the ordinary course of business or, whether or not in the ordinary course of business, involving amounts in excess of Two Hundred Fifty Thousand Dollars ($250,000) individually or Two Million Dollars ($2,000,000) in the aggregate affecting the Borrower or NPDC whether or not fully covered by insurance, and regardless of the subject matter thereof (excluding, however, any actions relating to workers' compensation claims or negligence claims relating to use of motor vehicles, if fully covered by insurance, subject to deductibles).

         (b) Promptly upon becoming aware thereof, notify the Banks in writing of any setoff, claims, withholdings or other defenses to which any of the Collateral, or the Agent's rights with respect to the Collateral, are subject; provided, that such notice shall only be required if the aggregate amount of such setoffs, claims, withholdings or other defenses (i) equals or exceeds $250,000, or (ii) results in a requirement of a prepayment under Section 2.5(b) hereof.

         (c) Immediately upon becoming aware thereof, notify the Banks of any material change in the operations of the Borrower or NPDC which could reasonably be expected to have a Materially Adverse Effect, including, without limitation,
(i) the cessation of operations at any facility of any of the foregoing that shall continue for a period of five (5) days or more which could reasonably be expected to have a Materially Adverse Effect, (ii) the consolidation of any of such facilities which could reasonably be expected to have a Materially Adverse Effect, (iii) any strike, work stoppage or other labor relations problem involving any of the foregoing which could reasonably be expected to have a Materially Adverse Effect and (iv) the start-up of any new operations of any of the foregoing commencing after the date of this Agreement which could reasonably be expected to have a Materially Adverse Effect.

         6.8 Insurance

         (a) (i) Maintain with financially sound and reputable insurance companies such insurance on such of its properties, in such amounts and against such risks and with such deductibles as is customarily maintained by similar businesses containing such terms and in such forms and for such periods as may be reasonable and prudent and will not result in the Borrower or NPDC being deemed a co-insurer under applicable laws, regulations and policies, including, without limitation, the following:

         (1) Full extended coverage policy of theft, fire and hazard insurance, including, but not limited to vandalism and malicious mischief endorsements with respect to the Collateral; and

         _ Business interruption insurance; and

         (3) Workers' compensation, general public liability insurance and product liability insurance;

         (ii) file with the Agent promptly upon its request a detailed list of the insurance then in effect, stating the names of the insurance companies, the amounts and rates of the insurance, the dates of the expiration thereof and the properties and risks covered thereby, together with certificates of insurance and copies of policies; and

         (b) Carry all insurance required by the PBGC in connection with its Plans.

         6.9 Financial Covenants

         Have or maintain, as to the Borrower:

         (a) Tangible Net Worth as at the last day of each fiscal quarter of the Borrower which day occurs during the periods set forth below at not less than the respective amounts set forth opposite each such period:

                                            Minimum Tangible Net
         Fiscal Quarter-End                 Worth on Such Fiscal
         Date Occurring During:             Quarter-End Date

         the date hereof through                  $8,000,000
         December 30, 1997

         December 31, 1997 through                $9,000,000
         December 30, 1998

         December 31, 1998 through                $9,600,000
         December 30, 1999

         December 31, 1999 and                   $10,200,000
         thereafter

         (b) The ratio of Indebtedness to Tangible Net Worth of the Borrower as at the last day of each fiscal quarter of the Borrower which day occurs during the periods set forth below at not less than the respective amounts set forth opposite each such period:

         Fiscal Quarter-End                 Maximum Ratio of
         Date Occurring                     Indebtedness to
         During:                            Tangible Net Worth:

         the date hereof through
         December 31, 1997                        3.75:1.00

         January 1, 1998 through
         December 31, 1998                        3.65:1:00

         January 1, 1999 and                      3:50:1.00
         thereafter

         (c) The excess of Current Assets over Current Liabilities of the Borrower as at the last day of each fiscal quarter of the Borrower at not less than $4,500,000.

         (d) Debt Service Coverage of the Borrower for the four full fiscal quarters ending on the last day of each fiscal quarter of the Borrower at not less than 150%.

         6.10 Notice of Certain Events

         (a) Promptly notify the Banks in writing of the occurrence of any Reportable Event, as defined in Section 4043 of ERISA, if a notice of such Reportable Event is required under ERISA to be delivered to the PBGC within 30 days after the occurrence thereof, together with a description of such Reportable Event and a statement of the action the Borrower intends to take with respect thereto, together with a copy of the notice thereof given to the PBGC.

         (b) Promptly notify the Banks in writing if the Borrower or any other Loan Party receives: (i) any notice of any violation or administrative or judicial complaint or order having been filed or about to be filed against the Borrower or such other Loan Party alleging violations of any Environmental Law and Regulation, or (ii) any notice from any governmental body or any other Person alleging that the Borrower or such other Loan Party is or may be subject to any Environmental Liability, in each case that has the potential to have a Materially Adverse Effect or to materially adversely affect the Agent's security interests pursuant to the Security Documents; and promptly upon receipt thereof, provide the Banks with a copy of such notice together with a statement of the action the Borrower or such other Loan Party intends to take with respect thereto.

         6.11 Comply with Laws

         Comply with all applicable provisions of all laws, rules and regulations, including, without limitation, ERISA, now or hereafter in effect, except for non-compliance that would not singly or in the aggregate have a Materially Adverse Effect.

         6.12 Environmental Compliance

         Operate all property owned or leased by it such that no obligation, including a clean-up obligation, shall arise under any Environmental Law and Regulation, which obligation would constitute a Lien on any property of the Borrower or any other Loan Party; provided, however, that in the event that any such obligation arises, such Borrower or such other Loan Party shall, at its own cost and expense, immediately satisfy such obligation, or cause such obligation to be immediately satisfied.

         6.13 Registration of ISI Stock

         At its sole cost and expense cause ISI to:

         (a) do all things and take all steps necessary to maintain the effectiveness of a registration statement on Form S-3 with respect to all of the stock of ISI pledged pursuant to the Security Documents (the "ISI Stock");

         (b) prepare and file with the Securities and Exchange Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act of 1933, as amended (or any similar statute then in effect) (the "Act") with respect to the sale or other disposition of the ISI Stock covered by such registration statement;

         (c) furnish to the Agent such numbers of copies of a summary prospectus or other prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as the Agent may reasonably request;

         (d) register or qualify the ISI Stock covered by such registration statement under such other securities or blue sky laws of such jurisdictions within the United States as the Agent shall request, and do such other reasonable acts and things as may be required of it to enable the Agent to consummate the public sale or other disposition in such jurisdictions of the ISI Stock by the Agent pursuant to the Security Documents; and

         (e) without limiting the generality of any other provision of this Agreement, pay expenses incurred in complying with this Section 6.13, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for such issuer or issuers, the reasonable fees and expenses of counsel for the Agent, and expenses of any special audits incident to or required by any such registration and expenses of complying with the securities or blue sky laws of any jurisdictions.

         Article 7. Negative Covenants

     While the Commitments are outstanding, and, in the event any Loan remains outstanding, so long as the Borrower is indebted to the Banks or the Agent and until payment in full of the Notes and full and complete performance of all of its other obligations arising hereunder, the Borrower shall not do, agree to do, or permit to be done, any of the following matters set forth in Sections 7.1 through Section 7.15 and the Borrower shall not permit NPDC to do, agree to do, or permit to be done any of the matters set forth in Section 7.16 hereof.

     7.1 Indebtedness

     Create, incur, permit to exist or have outstanding any Indebtedness, except:

     (a) Indebtedness of the Borrower to the Banks and the Agent and under this Agreement;

     (b) Current liabilities incurred in the ordinary course of business not incurred through (i) the borrowing of money, or (ii) the obtaining of credit except for credit on an open account basis customarily extended and in fact extended in connection with purchases of goods and services;

     (c) Indebtedness in respect of taxes, assessments, governmental charges or levies and claims for labor, materials and supplies to the extent that payment therefor shall not at the time be required to be made in accordance with the provisions of Section 6.6(a);

     (d) Indebtedness in respect of judgments or awards that do not constitute an Event of Default under Section 8.7;

     (e) Indebtedness in respect of deferred liabilities other than for deferred taxes and other than for borrowed money, including without limitation, deferred compensation, provided that the aggregate amount of such Indebtedness of the Borrower incurred on or after the date hereof shall not exceed at any one time outstanding $500,000;

     (f) Indebtedness in respect of deferred taxes;

     (g) Indebtedness secured by the security interests referred to in subsection 7.2(c) hereof and Capitalized Lease Obligations, in each case incurred only if, after giving effect thereto, the limit on Capital Expenditures set forth in Section 7.13 hereof would not be breached;

     (h) Indebtedness consisting of obligations under Leases (other than Capitalized Leases) in each case incurred only if, after giving effect thereto, the limit set forth in Section 7.14 hereof would not be breached;

     (i) Guaranties permitted under Section 7.3 hereof;

     (j) Indebtedness consisting of intercompany loans or advances from NPDC to the Borrower and Indebtedness in respect of accrued and unpaid Management Fees payable by the Borrower to NPDC, provided that all of the foregoing Indebtedness is subject at all times to the NPDC Subordination Agreement and further provided, that the Borrower's Indebtedness in respect of such Management Fees is in compliance with the terms of Section 7.15 hereof;

     (k) Indebtedness of the Borrower to MXL provided that such Indebtedness is subject all times to the MXL Subordination Agreement; and

     (l) Indebtedness existing on the date hereof as set forth on Exhibit L hereto and other Indebtedness described in Exhibit L hereto.

     7.2 Liens

     Create, or assume or permit to exist, any Lien on any of the properties or assets of the Borrower, whether now owned or hereafter acquired, except:

     (a) Those created and granted by the Security Documents;

     (b) Permitted Liens;

     (c) Purchase money mortgages or security interests, conditional sale arrangements and other similar security interests, on motor vehicles and equipment acquired by the Borrower or any Subsidiary (hereinafter referred to individually as a "Purchase Money Security Interest") with the proceeds of the Indebtedness referred to in subsection 7.1(g) hereof; provided, however, that:

     (i) The transaction in which any Purchase Money Security Interest is proposed to be created is not then prohibited by this Agreement;

     (ii) Any Purchase Money Security Interest shall attach only to the property or asset acquired in such transaction and shall not extend to or cover any other assets or properties of the Borrower or, as the case may be, a Subsidiary;

     (iii) The Indebtedness secured or covered by any Purchase Money Security Interest shall not exceed the lesser of the cost or fair market value of the property or asset acquired and shall not be renewed, extended or prepaid from the proceeds of any borrowing by the Borrower or any Subsidiary; and

     (iv) The aggregate amount of all Indebtedness secured by Purchase Money Security Interests on a consolidated basis for the Borrower and the Subsidiaries shall not at any time exceed $500,000;

     (d) The interests of the lessor under any Capitalized Lease permitted hereunder;

     (e) Any interest or title of a lessor in assets being leased by the Borrower or a
Subsidiary under an operating lease; and

     (f) As set forth on Exhibit D hereto.

     7.3 Guaranties

     (i) ( guaranties set forth on Exhibit L hereto and renewals, extensions or replacements of guaranties set forth on Exhibit L hereto in respect of obligations in amounts not exceeding the amount guaranteed under the guaranties set forth on Exhibit L, (ii) as permitted by Section 7.1 and (iii) as provided below in this Section 7.3, assume, endorse, be or become liable for, or guarantee, the obligations of any Person, except by the endorsement of negotiable instruments for deposit or collection in the ordinary course of business. For the purposes hereof, the term "guarantee" shall include any agreement, whether such agreement is on a contingency or otherwise, to purchase, repurchase or otherwise acquire Indebtedness of any other Person, or to purchase, sell or lease, as lessee or lessor, property or services, in any such case primarily for the purpose of enabling another person to make payment of Indebtedness, or to make any payment (whether as an advance, capital contribution, purchase of an equity interest or otherwise) to assure a minimum equity, asset base, working capital or other balance sheet or financial condition, in connection with the Indebtedness of another Person, or to supply funds to or in any manner invest in another Person in connection with such Person's Indebtedness.

     7.4 Mergers, Acquisitions

                  Merge or consolidate with any Person (whether or not the Borrower is the surviving entity), or acquire all or substantially all of the assets or any of the capital stock of any Person.

     7.5 Redemptions: Distributions

     (a) Purchase, redeem, retire or otherwise acquire, directly or indirectly, or make any sinking fund payments with respect to, any shares of any class of stock of the Borrower now or hereafter outstanding or set apart any sum for any such purpose; or

     (b) Declare or pay any dividends or make any distribution of any kind on the Borrower's outstanding stock, or set aside any sum for any such purpose, except that the Borrower may declare or pay any dividend payable solely in shares of its common stock.

     7.6 Stock Issuance

     Issue any additional shares or any right or option to acquire any shares, or any security convertible into any shares, of the capital stock of the Borrower, except in connection with stock dividends as permitted under subsection 7.5(b) hereof.

     7.7 Changes in Business; Dispositions not in the Ordinary Course of Business; Sales of Collateral.

     (a) Make any material change in its business, or in the nature of its operation, or liquidate or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of any of its property, assets or business except (i) in the ordinary course of business and for a fair consideration, (ii) the disposition of assets and other transactions permitted by the provisions of Section 6.3 hereof, and (iii) as set forth in subsection (b) below, or dispose of any shares of stock or any Indebtedness, whether now owned or hereafter acquired, or forgive any Indebtedness, or discount, sell, pledge, hypothecate or otherwise dispose of Accounts; provided, however, that in the event that during the term hereof, the Agent releases to the Borrower any of the stock of ISI pursuant to the terms of the Borrower Pledge Agreement, then, in such event, the Borrower shall be permitted to sell such stock for fair consideration and to use the proceeds thereof for the working capital purposes of the Borrower.

     (b) Unless and until the Agent shall have given the Borrower written notice to the contrary, any Collateral which may from time to time be in possession or control of the Borrower, may be sold or shipped to customers in the ordinary course of business, on open account and on terms not materially more liberal than the terms currently extended on the date hereof, provided, that:

     (i) all proceeds of all sales (including cash, invoices, Accounts, checks, notes, instruments for the payment of money, and the like) shall be forthwith transferred, assigned, endorsed and turned over to the Agent, and until so turned over, shall not be commingled with the Borrower's other property, but shall be segregated, held in trust for the Agent, for the benefit of the Banks, as the Agent's exclusive property, and shall be assigned or endorsed and delivered immediately to the Agent in the identical form received; and

     (ii) after the occurrence and during the continuance of a Default or Event of Default, upon notice by the Agent to the Borrower, no further sale, disposition or other transfer of Collateral shall be permitted without the Agent's prior written consent.

     7.8 Prepayments

     Make any voluntary or optional prepayment of any Indebtedness for borrowed money incurred or permitted to exist under the terms of this Agreement, other than Indebtedness evidenced by the Notes.

     7.9 Investments

     Make, or suffer to exist, any Investment in any Person, including, without limitation, any shareholder, director, officer or employee of the Borrower or any of the Subsidiaries, except:

     (a) (a) Investments in:

     (i) marketable obligations issued or guaranteed by the United States of America;

     (ii) demand deposits, time deposits, certificates of deposit, bankers acceptances and other "money market instruments" issued by any bank or trust company organized under the laws of the United States of America or any State thereof and having total assets in an aggregate amount of not less than $1,000,000,000;

     (iii) open market commercial paper bearing the highest credit rating issued by Standard & Poor's Corporation or by another nationally recognized credit rating agency;

     (iv) repurchase agreements entered into with any bank or trust company organized under the laws of the United States of America or any State thereof and having capital and surplus in an aggregate amount of not less than $500,000,000 relating to United States of America government obligations; and

     (v) shares of "money market funds" which do not invest in equity securities, each having net assets of not less than $100,000,000;

     in each case (except paragraph (v)) maturing or being due or payable in full not more than 365 days after the Borrower's acquisition thereof;

     (b) Investments in the form of loans to employees of the Borrower or any Subsidiary, provided that the outstanding principal amount of all such loans to any one employee shall at no time exceed $150,000 and that the aggregate outstanding principal amount of all such loans shall at no time exceed $250,000;

     (c) Investment by the Borrower, (i) not to exceed the aggregate principal amount of $11,500,000 (excluding the indebtedness referred to in the following subsection (c)(ii)) at any time, consisting of indebtedness of NPDC to the Borrower, including, without limitation, all such indebtedness evidenced by notes or other evidence of indebtedness issued by NPDC, and (ii) consisting of indebtedness of NPDC to the Borrower in respect of accrued and unpaid interest payable by NPDC to the Borrower on the indebtedness referred to in the preceding subsection (c)(i);

     (d) Shares of stock of ISI owned by the Borrower from time to time, provided that such stock shall be pledged to the Agent for the ratable benefit of the Banks pursuant to, and to the extent required by, the Borrower Pledge Agreement; and

     (e) The Investments set forth on Exhibit L hereto.

     7.10 Fiscal Year

                  Change its fiscal  year  unless it gives not less than  thirty
(30) days' prior written notice thereof to the Banks, and the Borrower agrees to changes in this Agreement that the Majority Banks deem to be necessary or appropriate in connection with such change, or, except as required by GAAP, change its accounting treatment or reporting practices from those in effect on the date of the Latest Balance Sheet.

     7.11 ERISA Obligations

     (a) Except as set forth on Exhibit M annexed hereto, be or become obligated to the PBGC in excess of $50,000 other than in respect of annual premium payments.

     (b) Be or become obligated to the IRS in excess of $50,000 with respect to excise or other penalty taxes provided for in Section 4975 of the Code.

     7.12 Amendments of Documents

     Modify, amend, supplement or terminate, or agree to modify, amend, supplement or terminate, its certificate of incorporation or by-laws except for amendments (of which prior written notice has been given to the Banks) that would not adversely affect any Obligations, any Collateral, any rights of the Agent or the Banks under the Loan Documents or the ability of the Borrower to perform its Obligations, or conduct its business as previously conducted.

     7.13 Capital Expenditures

     Make or be or become obligated to make Capital Expenditures in the aggregate for the Borrower during any fiscal year in excess of $500,000.

     7.14 Rental Obligations

     Enter into, or permit to remain in effect, any Lease (other than Capitalized Leases that are governed by Section 7.13 hereof), if, after giving effect thereto, the aggregate amount of all rentals and other obligations, including, without limitation, all percentage rents and additional rent, due from the Borrower thereunder would exceed $2,800,000 during any fiscal year.

     7.15 Transactions with Affiliates

     Except as expressly  permitted by this  Agreement,  directly or indirectly:
(a) make any Investment in an Affiliate; (b) transfer, sell, lease, assign or otherwise dispose of any assets to an Affiliate; (c) merge into or consolidate with or purchase or acquire assets from an Affiliate; or (d) enter into any other transaction directly or indirectly with or for the benefit of any
Affiliate (including, without limitation, guarantees and assumptions of obligations of an Affiliate and management and consulting agreements); provided, however, that: (i) payments on Investments expressly permitted by Section 7.9 hereof may be made, (ii) any Affiliate who is a natural person may serve as an employee or director of the Borrower and receive reasonable compensation for his services in such capacity, (iii) the Borrower may enter into any transaction with an Affiliate providing for the leasing of property or the purchase or sale of services, product, inventory and other assets in the ordinary course of business if the monetary or business consideration arising therefrom would be substantially as advantageous to the Borrower as the monetary or business consideration that would obtain in a comparable arm's length transaction with a Person not an Affiliate, and (iv) the Borrower shall be permitted to accrue or offset against the Indebtedness of NPDC to the Borrower Management Fees payable to NPDC up to the maximum amount of $1,980,000 per annum, provided that:

     (1) in no event shall the Borrower be permitted to make any cash payment to NPDC in respect of such accrued Management Fees prior to the payment in full of all of the Obligations;


     (2) any and all liabilities, obligations and Indebtedness of the Borrower to NPDC in respect of such accrued Management Fees shall be subject and subordinate in all respects to the full payment and performance of the Obligations in the manner and to the extent set forth in the NPDC Subordination Agreement. Without limiting the generality of the foregoing, in no event shall the Borrower make any cash payment to NPDC in respect of such accrued Management Fees, nor shall NPDC accept or receive any such cash payment, whether in the event of any bankruptcy, insolvency or other similar proceeding in respect of the Borrower, or otherwise, until all of the Obligations have been fully paid and performed;

     (3) in the event the Borrower shall make any cash payment to NPDC in respect of such accrued Management Fees in violation of this Section 7.15, or NPDC shall receive or accept any such cash payment, NPDC shall hold all such cash payments in trust for the Agent and the Banks, shall not commingle any of such cash payments with its other funds, and shall promptly deliver all such amounts to the Agent, for the ratable benefit of the Banks, for application to the Obligations; and

     (4) by its countersignature of this Agreement, NPDC agrees in all respects to the foregoing.

     Section 7.16 Negative Covenants as to NPDC

     As to NPDC, shall not permit NPDC to do, agree to do, or permit to be done, any of the following:

     (a) Guaranties.

     (i) Except (A) guaranties set forth on Exhibit L hereto and renewals, extensions or replacements of guaranties set forth on Exhibit L hereto in respect of obligations in amounts not exceeding the amount guaranteed under the guaranties set forth in Exhibit L, (B) performance or other guaranties given by NPDC in respect of Indebtedness of the other NPDC Borrowers that is otherwise permitted under Section 7.1 of the NPDC Credit Agreement as in effect on the date hereof and in respect of other obligations of other NPDC Borrowers permitted under the NPDC Credit Agreement as in effect on the date hereof, and
(C) as provided below in this Section 7.16(a), assume, endorse, be or become liable for, or guarantee, the obligations of any Person, except by the endorsement of negotiable instruments for deposit or collection in the ordinary course of business. For the purposes hereof, the term "guarantee" shall include any agreement, whether such agreement is on a contingency or otherwise, to purchase, repurchase or otherwise acquire Indebtedness of any other Person, or to purchase, sell or lease, as lessee or lessor, property or services, in any such case primarily for the purpose of enabling another person to make payment of Indebtedness, or to make any payment (whether as an advance, capital contribution, purchase of an equity interest or otherwise) to assure a minimum equity, asset base, working capital or other balance sheet or financial condition, in connection with the Indebtedness of another Person, or to supply funds to or in any manner invest in another Person in connection with such Person's Indebtedness.

     (ii) In addition to the foregoing, NPDC shall be permitted to guarantee the obligations of other Persons on the following terms and conditions:

     (A) at the time of entering into any such guarantee the NPDC Borrowers shall be in compliance with Section 6.9 and Article 7 of the NPDC Credit Agreement as in effect on the date hereof; and

     (B) the aggregate amount outstanding of all guarantees entered into pursuant to this subsection 7.16(a)(ii) by NPDC, together (without duplication) with the outstanding amount of all guarantees entered into pursuant to subsection 7.3(b) of the NPDC Credit Agreement as in effect on the date hereof by the NPDC Borrowers and the Material Subsidiaries (whether guarantees of payment or performance) shall at no time exceed $5,000,000.

     For the purposes hereof, the "amount" of a guarantee shall mean, as to guarantees of payment, the aggregate maximum amount as to which an NPDC Borrower or Material Subsidiary may be liable at any time in respect of such guarantee, and as to guarantees of performance, the aggregate maximum amount of the consideration payable at any time for such performance to the Person whose performance is being guaranteed. If more than one NPDC Borrower and/or Material Subsidiary shall execute a guarantee of the same obligations of another Person, the amount of only one of such guarantees shall be counted for purposes of this
Section 7.16(a).

     (b) Mergers, Acquisitions.

     Merge or consolidate with any Person (whether or not NPDC is the surviving entity), or acquire all or substantially all of the assets or any of the capital stock of any Person; except NPDC may merge with another Person or acquire all or substantially all of the assets or any capital stock of another Person in the same or a related line of business as NPDC if, and only if, all of the following conditions are satisfied:

     (i) NPDC shall have given the Banks not less than thirty days' prior written notice of the proposed transaction together with a reasonably detailed description of the terms thereof, including pro forma consolidated balance sheets, income statements and statements of cash flow of NPDC and its Subsidiaries after giving effect to the proposed acquisition;

     (ii) if such proposed transaction is a merger, NPDC shall be the surviving entity;

     (iii) no Default or Event of Default hereunder or under the NPDC Credit Agreement as in effect on the date hereof shall exist immediately prior to or after giving effect to the consummation of the proposed transaction and NPDC shall have delivered a Compliance Certificate to the Agent and the Banks describing the proposed transaction and containing a detailed calculation indicating compliance with the covenants contained in Sections 6.9 and Article 7 of the NPDC Credit Agreement as in effect on the date hereof and Section 7.16 of this Agreement;

     (iv) NPDC shall, upon request of the Agent or the Majority Banks, deliver to the Agent copies of the purchase or merger agreement and any other material documents executed in connection with the transaction;

     (v) the aggregate Acquisition Consideration (defined below) for all transactions permitted by this clause (b) of Section 7.16, together with all other transactions permitted by clause (b) of Section 7.4 of the NPDC Credit Agreement as in effect on the date hereof, from and after the date of this Agreement shall not exceed $15,000,000; and

     (vi) the Acquisition Consideration for any single transaction or series of related transactions permitted by this clause (b) of Section 7.16 shall not exceed $5,000,000, without the prior written consent of the Majority Banks.

     As used herein, the term "Acquisition Consideration" shall mean the amount of all cash consideration, the face amount of any note or other obligations issued by NPDC or any other NPDC Borrower or any Subsidiary in connection with any such transaction permitted under clause (b) of Section 7.4 of the NPDC Credit Agreement as in effect on the date hereof or under this clause (b) of this Section 7.16, as the case may be, and the fair market value of all other consideration paid or delivered by NPDC or any such other NPDC Borrower or any Subsidiary in connection with any such transaction, together with the amount of any liabilities or obligations assumed by NPDC or any such other NPDC Borrower or any Subsidiary and expenses incurred by them in connection with any such transaction.

     (c) Dissolution.

     Liquidate or dissolve itself (or suffer any liquidation or dissolution).

     (d) Fiscal year.

     Change its fiscal year unless it gives not less than thirty (30) days' prior written notice thereof to the Banks, and the Borrower agrees to changes in this Agreement that the Majority Banks deem to be necessary or appropriate in connection with such change, or, except as required by GAAP, change its accounting treatment or reporting practices from those in effect on the date of the Latest Balance Sheet.

     (e) Transactions with Affiliates.

     Except as expressly permitted by this Agreement or the NPDC Credit Agreement as in effect on the date hereof, directly or indirectly: (a) make any Investment in an Affiliate; (b) transfer, sell, lease, assign or otherwise dispose of any assets to an Affiliate; (c) merge into or consolidate with or purchase or acquire assets from an Affiliate; or (d) enter into any other transaction directly or indirectly with or for the benefit of any Affiliate (including, without limitation, guarantees and assumptions of obligations of an Affiliate and management and consulting agreements); provided, however, that:
(i) payments on Investments expressly permitted by Section 7.9 of the NPDC Credit Agreement as in effect on the date hereof may be made, (ii) any Affiliate who is a natural person may serve as an employee or director of NPDC and receive reasonable compensation (including, without limitation, stock options) for his services in such capacity, (iii) NPDC may enter into any transaction with an Affiliate providing for the leasing of property or the purchase or sale of services, product, inventory and other assets in the ordinary course of business if the monetary or business consideration arising therefrom would be substantially as advantageous to NPDC as the monetary or business consideration that would obtain in a comparable arm's length transaction with a Person not an Affiliate; (iv) if the NPDC Credit Agreement shall then be in effect, no transaction between NPDC and the other NPDC Borrowers shall be prohibited by this Section 7.16(e); and (v) license and royalty agreements, equipment leases and guaranties listed on Exhibit N hereto shall not be prohibited by this
Section 7.16(e).

     For purposes of this Section 7.16(e), "Affiliate" shall include, without limitation, any Person in which, to the knowledge of NPDC or any other NPDC Borrower, any NPDC non-public stockholder, officer, director or employee has a substantial interest or is an officer, director, trustee or partner.

     8. Events Of Default

     If any one or more of the following events ("Events of Default") shall occur and be continuing, then upon written notice given to the Borrower by the Agent (except that in the case of the occurrence of any Event of Default described in Section 8.6 no such notice shall be required), the Commitments shall terminate and the entire unpaid balance of the principal of and interest on the Notes outstanding and all other Obligations and Indebtedness of the Borrower to the Banks and the Agent arising hereunder and under the other Loan Documents shall immediately become due and payable, without presentment or demand for payment, notice of non-payment, notice of intent to accelerate, protest or further notice or demand of any kind, all of which are expressly waived by the Borrower.

     8.1 Payments

     Failure to make any payment or mandatory prepayment of principal or interest upon any Note or to make any payment of any Fee when due; or

     8.2 Certain Covenants

     (a) Failure to perform or observe any of the agreements of the Borrower or the Guarantor contained in subsection 5.10(e)(i), subsection 5.10(f)(i), Section
6.9 or Article 7 hereof; or

     (b) Failure to perform or observe any of the agreements of the Borrower or the Guarantor contained in:

     (i) subsections (a) through (f) of subsection 5.10 (other than subsections 5.10(e)(i) and 5.10(f)(i) hereof) which shall remain unremedied for a period of two (2) Business Days after notice thereof shall have been given to the Borrower by the Agent; or

     (ii) subsection 5.10(g) or Section 6.8 which shall remain unremedied for a period of five (5) days after notice thereof shall have been given to the Borrower by the Agent; or

     8.3 Other Covenants

     (a) Failure by the Borrower to perform or observe any other term, condition or covenant of this Agreement or of any of the other Loan Documents to which it is a party, which shall remain unremedied for a period of 30 days after notice thereof shall have been given to the Borrower by the Agent; or

     (b) Failure by any Loan Party other than the Borrower to perform or observe any term, condition or covenant of any of the Loan Documents to which it or he is a party, which shall remain unremedied for a period of 30 days after notice thereof shall have been given to the Borrower by the Agent; or

     8.4 Other Defaults

     (a) Failure by the Borrower or NPDC, after required notice (if any), to perform or observe any term, condition or covenant of any bond, note, debenture, loan agreement, indenture, guaranty, trust agreement, mortgage or similar instrument to which the Borrower or NPDC is a party or by which either of them is bound, or by which either of their respective properties or assets may be affected, including, without limitation, the NPDC Credit Agreement as amended, modified and supplemented from time to time (a "Debt Instrument"), so that, as a result of any such failure to perform, the Indebtedness included therein or secured or covered thereby may be declared due and payable prior to the date on which such Indebtedness would otherwise become due and payable; or

     (b) Any event or condition referred to in any Debt Instrument shall occur or fail to occur, so that, as a result thereof, the Indebtedness included therein or secured or covered thereby may be declared due and payable prior to the date on which such Indebtedness would otherwise become due and payable; or

     (c) Failure to pay any Indebtedness for borrowed money due at final maturity or pursuant to demand under any Debt Instrument;

provided, however, that the provisions of this Section 8.4 shall not be applicable to any Debt Instrument that on the date this Section 8.4 would otherwise be applicable thereto, relates to or evidences Indebtedness in an outstanding principal amount of less than $500,000; or

     8.5 Representations and Warranties

     Any representation or warranty made in writing to the Banks or the Agent in any of the Loan Documents or in connection with the making of the Loans, or any certificate, statement or report made or delivered in connection with or in compliance with this Agreement, shall have been false or misleading in any material respect when made or delivered; or

     8.6 Bankruptcy

     (a) The Borrower or NPDC shall make an assignment for the benefit of creditors, file a petition in bankruptcy, be adjudicated insolvent, petition or apply to any tribunal for the appointment of a receiver, custodian, or any trustee for it or a substantial part of its assets, or shall commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect, or the Borrower or NPDC shall take any corporate action to authorize any of the foregoing actions; or there shall have been filed any such petition or application, or any such proceeding shall have been commenced against it, that remains undismissed for a period of thirty (30) days or more; or any order for relief shall be entered in any such proceeding; or the Borrower or NPDC by any act or omission shall indicate its consent to, approval of or acquiescence in any such petition, application or proceeding or the appointment of a custodian, receiver or any trustee for it or any substantial part of any of its properties, or shall suffer any custodianship, receivership or trusteeship to continue undischarged for a period of thirty (30) days or more; or

     (b) The Borrower or NPDC shall generally not pay its or his debts as such debts become due; or

     (c) The Borrower or NPDC shall have concealed, removed, or permitted to be concealed or removed, any part of its property, with intent to hinder, delay or defraud its creditors or any of them or made or suffered a transfer of any of its property that may be fraudulent under any bankruptcy, fraudulent conveyance or similar law; or shall have made any transfer of its property to or for the benefit of a creditor at a time when other creditors similarly situated have not been paid; or shall have suffered or permitted, while insolvent, any creditor to obtain a Lien upon any of its property through legal proceedings or distraint that is not vacated within thirty (30) days from the date thereof; or

     8.7 Judgments

     Any judgment against the Borrower or any attachment, levy or execution against any of its properties for any amount in excess of $100,000 shall remain unpaid, unstayed on appeal, undischarged, unbonded or undismissed for a period of thirty (30) days or more; or

     8.8 ERISA

     (a) The termination of any Plan or the institution by the PBGC of proceedings for the involuntary termination of any Plan, in either case, by reason of, or that results or could result in, a "material accumulated funding deficiency" under Section 412 of the Code; or

     (b) Failure by the Borrower to make required contributions, in accordance with the applicable provisions of ERISA, to each of the Plans hereafter established or assumed by it; or

     8.9 Liens

     Any of the Liens created and granted to the Agent for the ratable benefit of the Banks under the Security Documents shall fail to be valid, first, perfected Liens, subject to no prior or equal Lien, except as permitted by
Section 7.2 hereof; or

     8.10 Ownership of Stock

     NPDC shall at any time own, beneficially and of record, less than 100% in the aggregate of all of the issued and outstanding shares of capital stock of the Borrower having ordinary voting rights for the election of directors.

     9. The Agent

     9.1 Appointment, Powers and Immunities

     Each Bank hereby irrevocably appoints and authorizes the Agent to act as its administrative and collateral agent hereunder, under the Security Documents and the other Loan Documents with such powers as are specifically delegated to the Agent by the terms of this Agreement, the Security Documents and the other Loan Documents together with such other powers as are reasonably incidental thereto. The Agent shall not have any duties or responsibilities except those expressly set forth in this Agreement, the Security Documents and the other Loan Documents and shall not be a trustee or fiduciary for any Bank. The Agent shall not be responsible to the Banks for any recitals, statements, representations or warranties, or conditions precedent contained in this Agreement, the Security Documents, or the other Loan Documents, or in any certificate or other document referred to or provided for in, or received by the Agent or any Bank under, this Agreement, the Security Documents or the other Loan Documents, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, the Security Documents or the other Loan Documents or any other document referred to or provided for herein or therein or for the collectibility of the Loans or other Obligations or for the validity, effectiveness or value of any interest or security covered by the Security Documents or for the value of any Collateral or for the validity or effectiveness of any assignment, mortgage, pledge, security agreement, financing statement, document or instrument, or for the filing, recording, re-filing, continuing or re-recording of any thereof or for any failure by the Borrower or any of the other Loan Parties to perform any of its obligations hereunder or under the other Loan Documents. The Agent may employ agents and attorneys-in-fact and shall not be answerable, except as to money or securities received by it or its authorized agents, for the gross negligence or willful misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. Neither the Agent nor any of its directors, officers, employees or agents shall be liable or responsible for any action taken or omitted to be taken by it or them hereunder, under the Security Documents or the other Loan Documents or in connection herewith or therewith, except for its or their own gross negligence or willful misconduct.

     9.2 Settlements as to Loan Payments

     (a) The outstanding balance of the Loans will fluctuate weekly or daily as a result of the disbursement of additional Loans and the collection of proceeds of Accounts assigned to the Agent as Collateral for the Loans or the receipt of other payments from the Borrower on account of the Loans, all as provided in this Agreement. The Agent shall, on Monday of each week (or if such day shall not be a Business Day, then on the next succeeding Business Day), advise each Bank telephonically of the current balance of the Loans outstanding and of increases or decreases therein since the immediately preceding computation, together with such other information as to the status of the Loans as any Bank reasonably requires. On each such Monday, or more frequently, at the Agent's option, the Agent shall compute any change in the amount of the outstanding balance of each Bank's Loans as of the close of business on the immediately preceding Business Day from the most recent computation of such balance. If the outstanding principal balance of any Bank's Loans as thus computed is less than the outstanding principal balance of such Bank's Loans as computed in the immediately preceding weekly computation performed by the Agent, the Agent shall forthwith wire transfer to each such Bank in immediately available funds the dollar amount of the decrease in such principal balance; and if the amount of the outstanding principal balance of any Bank's Loans as thus computed are more than the outstanding principal balance of such Bank's Loans as computed in the immediately preceding weekly computation performed by the Agent, each Bank shall forthwith wire transfer to the Agent in immediately available funds the dollar amount of the increase in such principal balance. In the event that any such computation referred to in the preceding sentence indicates that the principal balance of a Bank's Loans increased since the immediately preceding computation, such Bank shall be liable to the Agent for interest at the annual rate of one-quarter of one percent (1/4%) in excess of the Federal Funds Rate on the amount of such increase for the period commencing with the day following the Agent's advice to such Bank of the immediately preceding computation through and including the date of the Agent's advice to such Bank as to the amount of such increase. Each Bank shall pay such interest to the Agent monthly within five (5) Business Days after the end of each month with respect of the immediately preceding month. The Agent shall be authorized to effect such payment by deducting the amount thereof from the interest on the Loans it would otherwise remit to such Bank on the next succeeding weekly settlement payment.

     (b) Each interest payment on the Loans received by the Agent shall be included in the next succeeding weekly computation and settlement payment described in subsection (a) above.

     (c) Not later than the tenth day of each month, the Agent shall deliver to each Bank a reasonably detailed statement of the foregoing computations for the immediately preceding month, including without limitation, a reasonably detailed calculation of any interest paid by any Bank to the Agent during such immediately preceding month, whether such interest was paid directly by such Bank to the Agent, or by means of the Agent deducting the amount thereof from interest payments made to such Bank in respect of the Loans.

     9.3 Reliance by Agent

     The Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telex, telecopy, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper person or persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Agent. As to any matters not expressly provided for by this Agreement, the Security Documents or the other Loan Documents, the Agent shall in all cases be fully protected and shall have no liability to any Bank in acting, or in refraining from acting, hereunder, under the Security Documents or the other Loan Documents in accordance with instructions from the Majority Banks, and such instructions of the Majority Banks and any action taken or failure to act pursuant thereto shall be binding on all of the Banks.

     9.4 Events of Default

     The Agent shall not be deemed to have knowledge or notice of the occurrence of a Default or Event of Default unless the Agent has received notice from a Bank or the Borrower specifying such Default or Event of Default and stating that such notice is a "Notice of Default". In the event that the Agent receives such a notice of the occurrence of a Default or Event of Default, the Agent shall give notice thereof to the Banks. The Agent shall (subject to Section 9.8 hereof) take such action with respect to such Default or Event of Default as shall be directed by the Majority Banks.

     9.5 Rights as a Bank

     With respect to its Commitment and the Loans made by it, the Agent in its capacity as a Bank hereunder shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not acting as the Agent, and the term "Bank" or "Banks" shall, unless the context otherwise indicates, include the Agent in its individual capacity. The Agent and its Affiliates may (without having to account therefor to any Bank) accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with the Borrower or its Affiliates, as if it were not acting as the Agent, and the Agent may accept fees and other consideration from the Borrower or its Affiliates, for services in connection with this Agreement, the Security Documents or any of the other Loan Documents or otherwise without having to disclose or account for the same to the Banks.


     9.6 Indemnification

     The Banks shall indemnify the Agent (to the extent not reimbursed by the Borrower under Sections 10.1, 10.2, and 10.3 hereof), ratably in accordance with the aggregate principal amount of the Loans made by the Banks (or, if no Loans are at the time outstanding, ratably in accordance with their respective
Commitment Percentages), for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, indemnifications, suits, costs, expenses or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement, the Security Documents or any of the other Loan Documents or any other documents contemplated by or referred to herein or therein or the transactions contemplated by or referred to herein or therein (including, without limitation, the costs and expenses that the Borrower is obligated to pay under Sections 10.1 and 10.2 hereof, but excluding, unless a Default has occurred and is continuing, normal administrative costs and expenses incident to the performance of its agency duties hereunder or under the Security Documents) or the enforcement of any of the terms hereof or of the Security Documents, or of any such other documents (all of the foregoing, "Indemnified Costs"), provided that no Bank shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the party to be indemnified. In the case of any investigation, litigation or proceeding giving rise to any Indemnified Costs, this Section 9.6 shall apply whether any such investigation, litigation or proceeding is brought by the Agent, any Bank or any other Person.

     9.7 Non-Reliance on Agent and other Banks

     Each Bank agrees that it has, independently and without reliance on the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrower and the other Loan Parties and decision to enter into this Agreement and that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement, the Security Documents or the other Loan Documents. The Agent shall not be required to keep itself informed as to the performance or observance by the Borrower of this Agreement, the Security Documents or the other Loan Documents or any other document referred to or provided for herein or therein or to inspect the properties or books of the Borrower or other Loan Parties. Except for notices, reports and other documents and information expressly required to be furnished to the Banks by the Agent hereunder or under the Security Documents, or the other Loan Documents, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the affairs, financial condition or business of the Borrower or any other Loan Party, that may come into the possession of the Agent or any of its Affiliates.

     9.8 Failure to Act

     Except for action expressly required of the Agent hereunder, or under the Security Documents, the Agent shall in all cases be fully justified in failing or refusing to act hereunder or thereunder unless it shall be indemnified to its satisfaction by the Banks against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.

     9.9 Resignation or Removal of Agent

     Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by giving not less than 10 days' prior written notice thereof to the Banks and the Borrower, and the Agent may be removed at any time with or without cause by the Majority Banks. Upon any such resignation or removal, the Majority Banks shall have the right to appoint a successor Agent, which shall be (a) a Bank or (b) another bank or financial institution acceptable to the Borrower in its sole discretion, provided, however, that if a Default or Event of Default shall have occurred and then be continuing, any such other bank or financial institution need not be acceptable to the Borrower. If no successor Agent shall have been so appointed by the Majority Banks and shall have accepted such appointment within 30 days after the retiring Agent's giving of notice of resignation or the Majority Banks' removal of the retiring Agent, then the retiring Agent may, on behalf of the Banks, after consultation with the Borrower, appoint a successor Agent which shall be one of the Banks. Upon the acceptance of any appointment as Agent hereunder or under the Security Documents by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder and under the Security Documents. If no successor Agent is appointed in accordance with the previous provisions of this Section 9.9, the Agent may, in its sole discretion, either continue to act as Agent hereunder or assign all of its rights and delegate all of its obligations under this Agreement to the Banks. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article 9 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent.

     9.10 Sharing of Collateral and Payments

     In the event that any Bank shall obtain payment in respect of a Note, or interest thereon, whether voluntarily or involuntarily, other than through the exercise of a right of banker's lien, set-off, counterclaim or similar right which shall be subject to Section 2.19, in a greater proportion than any such payment obtained by any other Bank in respect of the corresponding Note held by it, then the Bank so receiving such greater proportionate payment shall purchase for cash from the other Bank or Banks such portion of each such other Bank's or Banks' Loan as shall be necessary to cause such Bank receiving the proportionate overpayment to share the excess payment with each Bank; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from the Bank that received the proportionate overpayment, such purchase of Loans or payment of benefits, as the case may be, shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

     9.11 Consultation with Banks.

     The Agent will to the extent practicable under the circumstances consult with the Banks prior to taking any action on their behalf under this Agreement or any of the other Loan Documents. The foregoing shall not limit in any way, the right of the Agent to make determinations as provided in this Agreement in respect of Accounts, Inventory and the Collateral covered by the Borrower Security Agreement, whether such determinations involve the determination of Eligible Receivables or Eligible Inventory, or the realization against such Collateral, or otherwise. The Agent and the Banks shall have the right from time to time and at any time to enter into agreements among themselves not in conflict with the rights of the Borrower under this Agreement.

     9.12 Survival

     The provisions of Article 9 shall survive payment of the Notes and other Obligations and termination of this Agreement.

     Article 10. Miscellaneous Provisions

     10.1 Fees and Expenses; Indemnity

     (a) The Borrower will promptly pay all costs of the Agent in preparing the Loan Documents and all costs and expenses of the issue of the Notes and of the Borrower's and the other Loan Parties' performance of and compliance with all agreements and conditions contained herein on its part to be performed or complied with (including, without limitation, all costs of filing or recording any assignments, mortgages, financing statements and other documents), and the reasonable fees and expenses and disbursements of counsel to the Agent in connection with: (i) the preparation, execution and delivery, administration, interpretation and enforcement of this Agreement, the other Loan Documents and all other agreements, instruments and documents relating to this transaction,
(ii) the  consummation of the  transactions  contemplated by all such documents,
(iii) the preservation of all rights of the Banks and the Agent, (iv) the negotiation, preparation, execution and delivery of any amendment, modification or supplement of or to, or any consent or waiver under, any such document (or any such instrument that is proposed but not executed and delivered) and (v) any claim or action threatened, made or brought against any of the Banks or the Agent arising out of or relating to any extent to this Agreement, the other Loan Documents or the transactions contemplated hereby or thereby.

     (b) In addition, the Borrower will promptly pay all costs and expenses (including, without limitation, reasonable fees and disbursements of counsel) suffered or incurred by the Agent and each Bank in connection with its enforcement of the payment of the Notes held by it or any other sum due to it under this Agreement or any of the other Loan Documents or any of its other rights hereunder or thereunder.

     (c) In addition to the foregoing, the Borrower shall indemnify each Bank and the Agent and each of their respective present and future directors, officers, employees, attorneys, agents and Affiliates against, and hold each of them harmless from, any loss, liabilities, damages, indemnifications, claims, costs and expenses (including reasonable attorneys' fees and disbursements) suffered or incurred by any of them arising out of, resulting from or in any manner connected with, the execution, delivery and performance of each of the Loan Documents, the Loans, the other Obligations and any and all transactions related to or consummated in connection with the Loans or the other Obligations, including, without limitation, losses, liabilities, damages, indemnifications, claims, costs and expenses suffered or incurred by any Bank or the Agent or any of their respective directors, officers, employees, attorneys, agents or Affiliates arising out of or related to any Environmental Matter, Environmental Liability or Environmental Proceeding, or in investigating, preparing for, defending against, or providing evidence, producing documents or taking any other action in respect of any commenced or threatened litigation, administrative proceeding or investigation, regardless of whether or not any such indemnified Person is a party thereto or a target thereof, whether under any federal securities law or any other statute of any jurisdiction, or any regulation, or at common law or otherwise, including, without limitation, any thereof that is alleged to arise out of or is based upon: (i) any untrue statement or alleged untrue statement of any material fact of the Borrower and its Affiliates in any document or schedule filed with the Securities and Exchange Commission or any other governmental body; (ii) any omission or alleged omission to state any material fact required to be stated in such document or schedule, or necessary to make the statements made therein, in light of the circumstances under which made, not misleading; (iii) any acts, practices or omissions or alleged acts, practices or omissions of the Borrower or its agents related to the making of any acquisition, purchase of shares or assets pursuant thereto, financing of such purchases or the consummation of any other transactions contemplated by any such acquisitions; or (iv) any withdrawals, termination or cancellation of any such proposed acquisition for any reason whatsoever, provided that the Borrower shall not have any liability or obligation hereunder to any Bank or indemnified Person with respect to any indemnified liability arising from the gross negligence or willful misconduct of such Bank or Person.

     (d) The indemnity set forth herein shall be in addition to any other obligations or liabilities of the Borrower to the Agent and the Banks hereunder or at common law or otherwise. The provisions of this Section 10.1 shall survive the payment of the Notes and other Obligations and the termination of this Agreement.

     (e) If, and to the extent that the  obligations  of the Borrower under this
Section 10.1 are unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment in satisfaction of such obligations that is permissible under applicable law.

     10.2 Taxes

     If, under any law in effect on the date of the closing of any Loan hereunder, or under any retroactive provision of any law subsequently enacted, it shall be determined that any Federal, state or local tax is payable in respect of the issuance of any Note or execution of any Loan Document, or in connection with the filing or recording of any assignments, mortgages, financing statements, or other documents (whether measured by the amount of indebtedness secured or otherwise) as contemplated by this Agreement, then the Borrower will pay any such tax and all interest and penalties, if any, and will indemnify the Banks and the Agent against and save each of them harmless from any loss or damage resulting from or arising out of the nonpayment or delay in payment of any such tax. If any such tax or taxes shall be assessed or levied against any Bank or any other holder of a Note, such Bank, or such other holder, as the case may be, may notify the Borrower and make immediate payment thereof, together with interest or penalties in connection therewith, and shall thereupon be entitled to and shall receive immediate reimbursement therefor from the Borrower. Notwithstanding any other provision contained in this Agreement, the covenants and agreements of the Borrower in this Section 10.2 shall survive payment of the Notes and the termination of this Agreement.

     10.3 Payments

     (a) As set forth in Article 2 hereof, all payments by the Borrower on account of principal, interest, fees and other charges (including any indemnities) shall be made to the Agent at the Agent's Main Office, in Dollars in immediately available funds, by wire transfer or otherwise, not later than 11:00 a.m. New York City time on the date such payment is due. Any such payment made on such date but after such time shall, if the amount paid bears interest, be deemed to have been made on, and interest shall continue to accrue and be payable thereon until, the next succeeding Business Day. If any payment of principal or interest becomes due on a day other than a Business Day, such payment may be made on the next succeeding Business Day and such extension shall be included in computing interest in connection with such payment. The Agent is authorized to effect all such payments hereunder by means of charging the Borrower's loan account maintained with the Agent. All payments hereunder and under the Notes shall be made without set-off, counterclaim, deduction, recoupment, or offset of any nature and in such amounts as may be necessary in order that all such payments shall not be less than the amounts otherwise specified to be paid under this Agreement and the Notes.

     (b) Any and all payments made by the Borrower hereunder or under any Note or any other Loan Document delivered hereunder shall be made free and clear of and without deduction for any present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, but excluding net income taxes imposed by the United States of America or any jurisdiction where a Bank's principal executive office or Applicable Lending Office for the Loans is located (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Loan Document to any Bank, (i) the sum payable to such Bank shall be increased as may be necessary so that, after making all required deductions (including deductions applicable to additional sums payable under this Section 10.3), such Bank will receive an amount equal to the sum it would have received had no such deductions been required, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

     (c) The Borrower will indemnify each Bank, within ten days after written demand by such Bank, for the full amount of Taxes (including, without limitation, any Taxes imposed by any jurisdiction on amounts payable under this
Section 10.3) paid by each Bank with respect to or for the account of the Borrower relating to this Agreement or the Obligations, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally asserted.

     (d) After any payment of Taxes by the Borrower for the account of any Bank, the Borrower will furnish to such Bank evidence of such payment promptly after the making of such payment and, if available, the original or a certified copy of a receipt evidencing payment thereof promptly after receipt thereof.

     (e) Notwithstanding any other provision contained in this Agreement, the covenants and agreements of the Borrower in this Section 10.3 shall survive payment of the Notes and other Obligations and the termination of this Agreement.

     (f) Upon payment of any Note and termination of the Commitment of the Bank holding such Note, such Bank shall mark the Note "Paid" and return it to the Borrower.

     10.4 Survival of Agreements and Representations: Construction

     All agreements, representations and warranties made herein shall survive the delivery of this Agreement and the Notes. The headings used in this Agreement and the table of contents are for convenience only and shall not be deemed to constitute a part hereof. All uses herein of the masculine gender or of singular or plural terms shall be deemed to include uses of the feminine or neuter gender, or plural or singular terms, as the context may require. The terms "includes", "included" and "including" are not limiting.

     10.5 Lien on and Set-off of Deposits

     The Borrower hereby grants to each Bank and to the Agent for the ratable benefit of the Banks a Lien, security interest and right of setoff as security for the Obligations, upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of any Bank or the Agent or any entity under the control of Fleet Financial Group, Inc., or in transit to any of the foregoing. At any time after the occurrence and during the continuance of any Event of Default, without demand or notice, any Bank or the Agent may set off the same or any part thereof and apply the same to any of the Obligations even though unmatured and regardless of the adequacy of any other collateral securing the Obligations. ANY AND ALL RIGHTS TO REQUIRE THE AGENT OR ANY BANK TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF THE BORROWER, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

     10.6 Modifications, Consents and Waivers: Entire Agreement; Amendment and Restatement.

     (a) No modification, amendment or waiver of or with respect to any provision of this Agreement, any Notes, the Security Documents, or any of the other Loan Documents and all other agreements, instruments and documents delivered pursuant hereto or thereto, nor consent to any departure by the Borrower or any other Loan Party from any of the terms or conditions thereof, shall in any event be effective unless it shall be in writing and signed by the Agent and the Majority Banks (and, with respect to amendments and modifications, signed also by the Borrower or any other Loan Party which is a party thereto) except that: (i) any amendment, modification, consent or waiver that has the effect of reducing the rate or amount, or extending the stated maturity or due date, of any sum payable hereunder to any Bank, or releasing any Collateral except as permitted herein or in any Loan Document, or changing the definition of Total Commitment, Commitment, Commitment Percentage, Majority Banks, this
Section 10.6(a), or any provision of this Agreement requiring approval or concurrence of all Banks, shall be signed or approved in writing by all Banks,
(ii) any amendment, modification, consent or waiver affecting the discretion, powers, rights or obligations of the Agent under this Agreement, shall be signed or approved in writing by the Agent and (iii) the consummation of a Loan by a Bank shall be deemed, with respect to such Loan only, to have the effect of the execution by such Bank of a waiver of, or consent to a departure from, any term or provision of Article 4 that has not been satisfied as of the date of the consummation of such Loan.

     (b) Any such waiver or consent provided for in Section 10.6(a) shall be effective only in the specific instance and for the purpose for which given.

     (c) No consent to or demand on the Borrower in any case shall, of itself, entitle it to any other or further notice or demand in similar or other circumstances. This Agreement and the other Loan Documents embody the entire agreement and understanding among the Banks, the Agent and the Borrower and supersede all prior agreements and understandings relating to the subject matter hereof.

     (d) THIS WRITTEN AGREEMENT (AND THE OTHER LOAN DOCUMENTS) REPRESENTS THE FINAL AGREEMENT AMONG THE PARTIES HERETO WITH RESPECT TO THE MATTERS COVERED HEREBY AND THEREBY AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

     (e) This Agreement amends and restates the Prior Loan Agreement in all respects.

     10.7 Remedies Cumulative

     Each and every right granted to the Agent and the Banks hereunder or under any other document delivered hereunder or in connection herewith, or allowed it by law or equity, shall be cumulative and may be exercised from time to time in accordance with the terms hereof and thereof and applicable law. No failure on the part of the Agent or any Bank or the holder of any Note to exercise, and no delay in exercising, any right shall operate as a waiver thereof, nor shall any single or partial exercise of any right preclude any other or future exercise thereof or the exercise of any other right. The due payment and performance of the Obligations shall be without regard to any counterclaim, right of offset or any other claim whatsoever that the Borrower may have against any Bank or the Agent and without regard to any other obligation of any nature whatsoever that any Bank or the Agent may have to the Borrower, and no such counterclaim or offset shall be asserted by the Borrower in any action, suit or proceeding instituted by any Bank or the Agent for payment or performance of the Obligations.

     10.8 Further Assurances; Substitute Notes

     (a) At any time and from time to time, upon the request of the Agent or the Majority Banks, the Borrower shall execute, deliver and acknowledge or cause to be executed, delivered and acknowledged, such further documents and instruments and do such other acts and things as the Agent or the Majority Banks may reasonably request in order to fully effect the purposes of this Agreement, the other Loan Documents and any other agreements, instruments and documents delivered pursuant hereto or in connection with the Loans.

     (b) Upon receipt of an affidavit of an officer of any Bank or the Agent as to the loss, theft, destruction or mutilation of the Note payable to such Bank or any Security Document which is not of public record, and, in the case of any such mutilation, upon surrender and cancellation of such Note or other Security Document, and in the case of any such loss, theft or destruction, upon receipt of an indemnity agreement (or other similar agreement) from such Bank reasonably acceptable to the Borrower, the Borrower will issue, in lieu thereof, a replacement Note or Security Document in the same principal amount and otherwise of like tenor.

     10.9 Notices

     All notices, requests, reports and other communications pursuant to this Agreement shall be in writing, either by letter (delivered by hand or commercial messenger service or sent by certified U.S. mail, return receipt requested, except for routine reports delivered in compliance with Article 5 hereof which may be sent by ordinary first-class mail) or telegram or telecopy, addressed as follows:

                                    (a)      If to the Borrower:

                                    Five Star Group, Inc.
                                    c/o National Patent Development Corporation
                                    9 West 57th Street
                                    New York, NY 10019
                                    Attention:  Lawrence M. Gordon, Esq.
                                    Telecopier No.: (212) 230-9545

                                    with a copy to:

                                    Duane, Morris & Heckscher
                                    122 E. 42nd Street
                                    Suite 3300
                                    New York, New York 10168
                                    Attention: Robert J. Hasday, Esq.
                                    Telecopier No.: (212) 692-1020

                                    (b)      If to any Bank:

                   To its address set forth below its name on the signature pages hereof or set forth in an Assignment and Acceptance, with a copy to the Agent; and

                            (c)       (d)    If to the Agent:

                                    Fleet Bank, National Association, as Agent
                                    51 Cragwood Road
                                    South Plainfield, NJ 07080
                                    Attention:  Kevin Coleman
                                    Telecopier No.: (908) 226-6205

Any notice, request or communication hereunder shall be deemed to have been given on the day on which it is telecopied to such party at the telecopier number specified above or delivered by hand or such commercial messenger service to such party at its address specified above, or, if sent by mail, on the third Business Day after the day deposited in the U.S. mail, postage prepaid, or in the case of telegraphic notice, when delivered to the telegraph company, addressed as aforesaid. Any party may change the person, address or telecopier number to whom or which notices are to be given hereunder, by notice duly given hereunder; provided, however, that any such notice of such change shall be deemed to have been given hereunder only when actually received by the party to which it is addressed.

     10.10 Counterparts.

     This Agreement may be signed in any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

     10.11 Severability

     The provisions of this Agreement are severable, and if any clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision in this Agreement in any jurisdiction. Each of the covenants, agreements and conditions contained in this Agreement is independent and compliance by the Borrower with any of them shall not excuse non-compliance by the Borrower with any other. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

     10.12 Binding Effect; No Assignment or Delegation by Borrower

     This Agreement shall be binding upon and inure to the benefit of the Borrower and its successors and to the benefit of the Banks and the Agent and their respective successors and assigns. The rights and obligations of the Borrower under this Agreement shall not be assigned or delegated without the prior written consent of the Majority Banks, and any purported assignment or delegation without such consent shall be void. Nothing contained herein shall be deemed to confer upon anyone other than the Borrower and its successors and assigns any right to insist on or to enforce the performance or observance of any of the obligations contained herein. All conditions to the obligations of the Banks to make the Loans hereunder are imposed solely and exclusively for the benefit of the Banks and their respective successors and assigns, and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms and no other Person shall under any circumstances be deemed to be beneficiary of such conditions.

     10.13 Assignments and Participations by Banks

     (a) Each Bank may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement and the Loan Documents
(including, without limitation, all or a portion of its Commitment, the Loans owing to it, and the Note or Notes held by it); provided, however, that: (i) the assigning Bank shall have given to the Agent and the Borrower ten (10) days' prior notice of such assignment, (ii) each such assignment shall be of a constant, and not a varying, percentage of all of the assigning Bank's rights and obligations under this Agreement and the Loan Documents, (iii) except in the case of an assignment to a Person that, immediately prior to such assignment, was a Bank or an assignment of all of a Bank's rights and obligations under this Agreement and the Loan Documents, the amount of the Commitment and Loans of the assigning Bank being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $2,500,000 (or such lesser amount as shall then be outstanding) and shall be an integral multiple of $500,000, (iv) each such assignment shall be to an Eligible Assignee and (v) no such assignment shall be effective until a transfer fee in the amount of $2,000 shall be paid to the Agent by the Eligible Assignee. Upon execution, delivery, acceptance and recording with the Agent in the register referred to below of the Assignment and Acceptance with respect to any assignment, from and after the effective date specified in such Assignment and Acceptance, which effective date shall be at least 5 Business Days after the execution thereof: (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Bank hereunder, and (y) the Bank assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Bank's rights and obligations under this Agreement, such Bank shall cease to be a party hereto).

     (b) By executing and delivering an Assignment and Acceptance, the Bank assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assignment is without recourse and such assigning Bank and the Agent make no representation or warranty of any nature and assume no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such assigning Bank and the Agent make no representation or warranty and assume no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of such financial statements and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Agent, such assigning Bank or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement as are delegated to the Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Bank.

     (c) (i) Upon its receipt of an Assignment and Acceptance executed by an assigning Bank and an assignee representing that it is an Eligible Assignee, together with any Note subject to such assignment, the Agent shall: (A) accept such Assignment and Acceptance, (B) record the information contained therein in the register referred to below, and (C) give prompt notice thereof to the Borrower. Within five Business Days after the Borrower's receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Agent in exchange for each surrendered Note a new Note to the order of such Eligible Assignee in an amount equal to the Commitment assumed by it pursuant to such Assignment and Acceptance and, if the assigning Bank has retained a Commitment hereunder, a new Note to the order of the assigning Bank in an amount equal to the Commitment retained by it hereunder. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be appropriately dated so that no gain or loss of interest results and shall otherwise be in substantially the form of Exhibit A hereto.

     (i) The Agent shall maintain at the Agent's Main Office a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Banks, their Commitments and the principal amount of the Obligations to the Banks (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Agent and the Banks may treat each Person whose name is recorded in the Register as a Bank hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Bank at any reasonable time and from time to time upon reasonable prior notice.

     (d) If an Eligible Assignee is not incorporated under the laws of the United States or a state thereof, it shall, prior to the first date on which interest or Fees are payable hereunder for its account, deliver to the Borrower and the Agent certification as to exemption from deduction or withholding of any United States federal income taxes in accordance with Section 2.26.

     (e) Each Bank shall have the unrestricted right at any time and from time to time, and without the consent of or notice to the Borrower or NPDC, to grant to one or more banks or other financial institutions (each, a "Participant") participating interests in such Bank's obligation to lend hereunder and/or any or all of the Loans held by the Bank hereunder, provided, however, that (i) in the event of any such grant by a Bank of a participating interest to a Participant, whether or not upon notice to the Borrower, such Bank's obligations under this Agreement (including, without limitation, its Commitment hereunder) shall remain unchanged, such Bank shall remain solely responsible for the performance of its obligations hereunder, the Borrower shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations hereunder, and such Bank shall remain the holder of any Note or Notes evidencing such Loans for all purposes of this Agreement, and (ii) no Participant under any such participation shall have any right to approve any amendment or waiver of any provision of this Agreement or any Note, or any consent to any departure by the Borrower therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Notes or any Fees or other amounts payable hereunder, in each case to the extent subject to such participation, or postpone any date fixed for any payment of principal of, or interest on, the Notes or any Fees or other amounts payable hereunder, in each case to the extent subject to such participation.

     (f) Any Bank may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 10.13, furnish any information concerning the Borrower or NPDC in its possession from time to time to prospective assignees and Participants, provided that such Bank shall require any such prospective assignee or Participant to agree in writing to maintain the confidentiality of such information.

     (g) Notwithstanding any other provision set forth in this Agreement, any Bank may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Obligations owing to it and the Note held by it) in favor of any of the twelve (12) Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C.
Section 341. No such pledge or enforcement thereof shall release such Bank from its obligations under any of the Loan Documents.

     10.14 GOVERNING LAW; CONSENT TO JURISDICTION: WAIVER OF TRIAL BY JURY

     (a) THIS AGREEMENT, THE OTHER LOAN DOCUMENTS AND ALL OTHER DOCUMENTS AND INSTRUMENTS EXECUTED AND DELIVERED IN CONNECTION HEREWITH AND THEREWITH, SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS RULES PERTAINING TO CONFLICTS OF LAWS.

     (b) EACH OF THE BORROWER AND NPDC IRREVOCABLY CONSENTS THAT ANY LEGAL ACTION OR PROCEEDING AGAINST IT UNDER, ARISING OUT OF OR IN ANY MANNER RELATING TO THIS AGREEMENT AND EACH OTHER LOAN DOCUMENT MAY BE BROUGHT IN ANY COURT OF THE STATE OF NEW YORK, COUNTY OF NEW YORK, OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AS THE AGENT OR MAJORITY BANKS MAY ELECT. EACH OF THE BORROWER AND NPDC, BY THE EXECUTION AND DELIVERY OF THIS AGREEMENT, EXPRESSLY AND IRREVOCABLY ASSENTS AND SUBMITS TO THE PERSONAL JURISDICTION OF ANY OF SUCH COURTS IN ANY SUCH ACTION OR PROCEEDING AND AGREES THAT SUCH JURISDICTION SHALL BE EXCLUSIVE, UNLESS WAIVED BY THE MAJORITY BANKS, WITH RESPECT TO ANY CLAIM, ACTION OR PROCEEDING BROUGHT BY IT AGAINST THE AGENT OR ANY BANK IN ANY WAY RELATING TO OR ARISING OUT OF THIS AGREEMENT OR ANY LOAN DOCUMENT (INCLUDING, WITHOUT LIMITATION, ANY CLAIM OF USURY), PROVIDED THAT THE FOREGOING SHALL NOT PROHIBIT THE BORROWER FROM, BY AFFIRMATIVE DEFENSE OR MANDATORY COUNTERCLAIM, DEFENDING OR ASSERTING ITS INTEREST IN ANY SUCH ACTION BROUGHT AGAINST IT OUTSIDE SUCH COURTS IN NEW YORK. EACH OF THE BORROWER AND NPDC AGREES THAT SECTION 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK SHALL APPLY TO THIS AGREEMENT AND THE LOAN DOCUMENTS. EACH OF THE BORROWER AND NPDC FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF ANY COMPLAINT, SUMMONS, NOTICE OR OTHER PROCESS RELATING TO ANY SUCH ACTION OR PROCEEDING BY DELIVERY THEREOF TO IT BY HAND OR BY MAIL IN THE MANNER PROVIDED FOR IN SECTION 10.9 HEREOF. EACH OF THE BORROWER AND NPDC HEREBY EXPRESSLY AND IRREVOCABLY WAIVES ANY CLAIM OR DEFENSE IN ANY SUCH ACTION OR PROCEEDING BASED ON ANY ALLEGED LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS OR ANY SIMILAR BASIS. THE BORROWER AND NPDC SHALL NOT BE ENTITLED IN ANY SUCH ACTION OR PROCEEDING TO ASSERT ANY DEFENSE GIVEN OR ALLOWED UNDER THE LAWS OF ANY STATE OTHER THAN THE STATE OF NEW YORK UNLESS SUCH DEFENSE IS ALSO GIVEN OR ALLOWED BY THE LAWS OF THE STATE OF NEW YORK. NOTHING IN THIS SECTION
10.14 SHALL AFFECT OR IMPAIR IN ANY MANNER OR TO ANY EXTENT THE RIGHT OF ANY BANK TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE BORROWER IN ANY JURISDICTION OR TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW.

     (c)  WITHOUT  LIMITING  THE  GENERALITY  OF THE LAST  SENTENCE  OF  SECTION
10.14(b), ANY LEGAL ACTION OR PROCEEDING SEEKING ENFORCEMENT AGAINST ANY COLLATERAL MAY BE BROUGHT, AT THE OPTION OF THE MAJORITY BANKS, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL MAY BE LOCATED.

     (d) THE BORROWER, NPDC, THE BANKS AND THE AGENT MUTUALLY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS
AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY INSTRUMENT OR DOCUMENT DELIVERED PURSUANT TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR CONTEMPLATED TO BE EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY BANK, THE AGENT, NPDC OR THE BORROWER. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR THE AGENT AND THE BANKS TO ENTER INTO THIS AGREEMENT AND MAKE THE LOANS.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the date first above written.

                                                   FIVE STAR GROUP, INC.

                                                   By___________________
                                                          Title
Agreed as to Article 6 and
Sections 7.15 and 7.16:

NATIONAL PATENT DEVELOPMENT
  CORPORATION

By_________________________

Commitment:                                 FLEET BANK, NATIONAL
                                            ASSOCIATION, as Agent and a
$10,000,000                                 Bank


                                            By__________________________
Commitment Percentage:                             Title

45.45%


                                            Lending Office for Prime Rate Loans:

                                            51 Cragwood Road
                                            South Plainfield, New Jersey 07080
                                            Attention:  Kevin Coleman
                                            Telecopier:  (908) 226-6105


                                            Lending Office for Fixed Rate Loans:

                                            10 Exchange Place
                                            Jersey City, New Jersey 07302

                                            Attention:  _______________
                                            Telecopier: _______________


                                            Address for Notices:

                                            51 Cragwood Road
                                            South Plainfield, New Jersey 07080
                                            Attention:  Kevin Coleman
                                            Telecopier:  (908) 226-6105

Commitment:                                 SUMMIT BANK

$7,500,000


                                            By__________________________
Commitment Percentage:                              Title

34.09%


                                            Lending Office for Prime Rate Loans:

                                            Asset Based Lending
                                            750 Walnut Avenue
                                            Cranford, New Jersey 07016
                                            Attention:  Andy Fernandez
                                                        Admin. Asst
                                            Telecopier:  (908) 709-3157


                                            Lending Office for Fixed Rate Loans:

                                            Asset Based Lending
                                            750 Walnut Avenue
                                            Cranford, New Jersey 07016
                                            Attention:  Andy Fernandez
                                                        Admin. Asst
                                            Telecopier:  (908) 709-3157

                                            Address for Notices:

                                            Asset Based Lending
                                            4900 Route 70
                                            Pennsauken, New Jersey 08109
                                            Attention:  David W. Blood, VP
                                            Telecopier: (609) 486-4129

Commitment:                                 THE DIME SAVINGS BANK OF
                                            NEW YORK, FSB
$4,500,000


                                            By__________________________
Commitment Percentage:                                Title

20.46%


                                            Lending Office for Prime Rate Loans:

                                            The Dime Savings Bank of
                                               New York, FSB
                                            1180 Avenue of the Americas
                                            New York, New York 10036
                                            Attention:  James A. Fisher
                                            Telecopier:  (212) 382-8349


                                            Lending Office for Fixed Rate Loans:

                                            The Dime Savings Bank of
                                               New York, FSB
                                            1180 Avenue of the Americas
                                            New York, New York 10036
                                            Attention:  James A. Fisher
                                            Telecopier:  (212) 382-8349

                                            Address for Notices:

                                            The Dime Savings Bank of
                                               New York, FSB
                                            1180 Avenue of the Americas
                                            New York, New York 10036
                                            Attention:  James A. Fisher
                                            Telecopier:  (212) 382-8349